UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
CRYOPORT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2022 Proxy Statement

Dear stockholders:
The time for our 2022 Annual Meeting of Stockholders is approaching, so I thought I might offer to you a few words about our company. Cryoport has a clear strategy to be a trusted partner in the advancement of the life sciences industry by providing comprehensive integrated temperature-controlled supply chain solutions. In 2021, we continued a series of steps to execute against that strategy, strengthening our products and service offerings, expanding our partner ecosystem, and continuing to grow our company.

As a result, we enter 2022 more strategically focused and with broader technological capabilities. We are integrating expertise and technology – from Cryoport, our partners, and even our competitors – to meet the urgent needs of our clients, who are advancing biology broadly and rapidly – from life-saving regenerative medicines to IVF technologies. It is our intention that our clients view us as a crucial source of competitive advantage. And we are ready to be a catalyst of progress for our clients as they pursue their mission-critical businesses of discovering and commercializing lifesaving therapies, animal breeding, or IVF technologies.

As you have seen throughout 2021, our strategy is being well received by our clients as evidenced by a record number of clinical trials supported, record backlogs for manufactured systems and products, and record levels of biostorage commodities. Our solutions, systems, technology, and business expertise are in high demand as our company strives to always be responsive, agile, focused, and positioned for sustainable growth.

Our global team, made up of more than 850 colleagues in 33 locations and spanning 15 countries, work tirelessly to ensure we deliver our essential solutions to more than 3,000 clients working worldwide in the Pharma/Biopharma, Animal Health, and Reproductive Medicine markets around the world. We are proud that we are engaged in either assisting and supporting the creation of life, the sustaining of life, or the saving of life through a unique combination of innovative supply chain technologies, products, systems and services through our industry-leading brands, Cryoport Systems, CryoStork®, MVE Biological Solutions, CRYOPDP, and CRYOGENE.

In addition to our focus on continuing to produce record financial results and creating value for our stockholders, our management and Board of Directors are committed to good environmental, social, and corporate governance and our core values, which we believe are critical to our long-term success. We have continued to further progress on these fronts during 2021, including formalizing Cryoport’s Sustainability Strategy. More details about our Sustainability Platform and our updated ESG impact statements can be found in this proxy statement as well as in our 2021 Annual Report.

I would like to cordially invite you to join us for our 2022 Annual Meeting of Stockholders, which will be held on Friday, April 29, 2022, at 10:00 a.m. Central Standard Time, in virtual meeting format only, via live webcast. Your Board of Directors made this decision to protect the health and safety of our stockholders, employees, directors, and others attending the meeting. Your vote is important, and I encourage you to vote whether or not you plan to attend the Annual Meeting. Please sign, date, and return the enclosed proxy card, or vote by telephone, or via the Internet as described in your proxy materials.

Cryoport is a company with a compelling value proposition, strong financial foundation, and a clear mission to support life and health on earth. We are committed to executing on our mission in 2022 and beyond.

Thank you for your confidence and continued support of Cryoport,
Jerrell Shelton Chairman, President and Chief Executive Officer
Cryoport Inc	2022 Proxy Statement

112 Westwood Place, Suite 350
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held April 29, 2022 DEAR FELLOW STOCKHOLDERS March 18, 2022
We cordially invite you to virtually attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Cryoport, Inc., a Nevada Corporation (the “Company”), which will be held on Friday, April 29, 2022, at 10:00 a.m. CDT. Instead of our traditional in-person gathering, the Annual Meeting will be hosted online to help protect our stockholders and employees. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via a live webcast by visiting www.virtualshareholdermeeting.com/CYRX2022.

The Annual Meeting will be held for the following purposes:

	1.	To elect eight directors;
	2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2022;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our proxy statement for the Annual Meeting; and
	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, March 2, 2022 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof.

This year, we are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, on or about March 18, 2022, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock and holders of our Series C Convertible Preferred Stock as of the record date instead of a printed copy of the proxy materials. The Notice provides instructions on how to access our proxy materials on the Internet and how to obtain printed copies. We urge you to read the information contained in the proxy materials carefully.

Whether or not you plan to virtually attend the Annual Meeting, it is important that your shares be represented and voted. You may vote before the meeting by internet, by phone, or by mail by following the instructions on the Notice.
You may also vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CYRX2022 and entering the 16-digit control number included in your Notice, on your proxy card or in the instructions that accompanied your proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2022.

The proxy statement for the Annual Meeting and accompanying Annual Report on Form 10-K for the year ended December 31, 2021 are available on the Internet at www.proxyvote.com.

Sincerely,

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.

1	General Information
2	Frequently Asked Questions
9	Forward-Looking Statements
10	Proposal 1 Election of Directors
17	Corporate Governance and Board Matters
31	Ownership of Securities
34	Proposal 2 To ratify the appointment of Ernst & Young LLP
35	Independent Registered Public Accounting Firm Fees
37	Audit Committee Report
38	Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
40	Compensation Discussion and Analysis
56	Compensation Committee Report
57	Executive Compensation
64	Director Compensation
66	Equity Compensation Plan Information
67	Certain Relationships and Related Transactions
69	Delinquent Section 16(a) Reports
70	Stockholder Proposals for Next Annual Meeting
71	Other Matters
72	Householding
Cryoport Inc	i	2022 Proxy Statement

General Information
INTRODUCTION
Cryoport, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “Cryoport”), is furnishing this proxy statement (this “Proxy Statement”) to you in connection with the Company’s solicitation of proxies on behalf of the board of directors (the “Board” or “Board of Directors”) of the Company with respect to the 2022 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held as a virtual meeting via live webcast on the Internet on Friday, April 29, 2022, at 10:00 a.m. CDT. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

On or about March 18, 2022, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock, par value $0.001 per share, and the record holders of our Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”). This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) are available at www.proxyvote.com.

Throughout this Proxy Statement, holders of our common stock and our Series C Preferred Stock are referred to collectively as “stockholders.” Holders of our common stock and our Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	2022 Proxy Statement

Frequently Asked Questions

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	The purpose of the Annual Meeting is to vote on the following matters:

	1.	To elect eight directors;
	2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2022;
	3.	To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement; and
	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
WHY AM I BEING PROVIDED WITH THESE MATERIALS?
Owners of record of the Company’s common stock and the Series C Preferred Stock as of the close of business on March 2, 2022 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement, the 2021 Annual Report and the proxy card, over the Internet instead of a printed copy of the proxy materials. Accordingly, on or about March 18, 2022, we began mailing the Notice to stockholders of record as of the Record Date. The Notice will contain instructions on how stockholders will be able to access our proxy materials on the Internet or request to receive, at no cost, a printed or electronic copy of our proxy materials and indicate such delivery preference for future proxy solicitations. We believe this electronic process will expedite your receipt of our proxy materials and reduce the cost and environmental impact of the Annual Meeting.

Cryoport Inc	2	2022 Proxy Statement

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CYRX2022 and using your 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, to enter the meeting. If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

WHO PAYS THE COST OF PROXY SOLICITATION?
Our Board is soliciting the proxies for the Annual Meeting and we will bear the cost of this solicitation. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers or employees. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. We will request that banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock forward the proxy soliciting materials to the beneficial owners of such common stock and obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

WHO CAN VOTE IN CONNECTION WITH THE ANNUAL MEETING?	You may vote if you owned shares of (i) the Company’s common stock or (ii) the Series C Preferred Stock, as of the close of business on the Record Date.
HOW MANY VOTES DO I HAVE?
As of the Record Date, there were 49,696,037 shares of the Company’s common stock outstanding and entitled to vote. Each holder of the Company’s common stock is entitled to cast one vote per share of common stock held by such holder on each matter to be presented at the Annual Meeting.

As of the Record Date, there were 200,000 shares of Series C Preferred Stock outstanding and entitled to vote. Each holder of the Series C Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis equal to the number of shares of the Company’s common stock issuable upon conversion of the Series C Preferred Stock held by such holder. As of the Record Date, the 200,000 shares of Series C Preferred Stock outstanding were convertible into 5,479,190 shares of the Company’s common stock.

Holders of shares of the Company’s common stock and the Series C Preferred Stock will vote together as a single class on all matters at the Annual Meeting.

Cryoport Inc	3	2022 Proxy Statement

ARE THERE ANY REQUIREMENTS ON HOW THE HOLDERS OF SERIES C PREFERRED STOCK MUST VOTE?
Pursuant to the Securities Purchase Agreement (as defined elsewhere in this Proxy Statement) entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as certain holders of Series C Preferred Stock have the right to nominate a director for election to the Board, the holders of Series C Preferred Stock have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased in the Private Placement (as defined elsewhere in this Proxy Statement) or any other shares of our common stock owned by such holders (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

HOW DO I VOTE?
There are several ways to cast your vote:

• You may vote over the Internet or by telephone by following the instructions in the Notice.

• If you requested printed copies of the proxy materials by mail, you may vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record.

• You may vote your shares at the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CYRX2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Cryoport Inc	4	2022 Proxy Statement

HOW DOES THE BOARD RECOMMEND THAT I VOTE MY SHARES?
Unless you give other instructions through your proxy vote, the person(s) named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in this Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR” all the nominees to the Board.
Proposal 2:
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the year ending December 31, 2022.

Proposal 3:	The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers, as disclosed in this Proxy Statement.
We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority only with respect to Proposal 2. See “What are broker non-votes?” below for additional information.
WHAT TYPES OF VOTES ARE PERMITTED ON EACH PROPOSAL?
Proposal 1:	You may either vote “FOR” all nominees, “WITHHOLD ALL” for all nominees, or “FOR ALL EXCEPT” as to specific nominees.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
If you vote “WITHHOLD” (for any nominees in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2 and 3 above), your vote will not be counted towards the vote total for such proposal.
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1:
Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast. The eight nominees receiving the most “FOR” votes will be elected. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, votes withheld and broker non-votes (as described below) as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.

Cryoport Inc	5	2022 Proxy Statement

Proposal 2:	There must be a “FOR” vote from the majority of votes cast. Abstentions will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.
Proposal 3:
There must be a “FOR” vote from the majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of the proposal.

WHAT CONSTITUTES A QUORUM?
To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the voting power of all of the outstanding shares of capital stock entitled to vote, as of the Record Date, are represented in person virtually or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called votes withheld or abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

WHAT ARE BROKER NON-VOTES?
Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

The rules of various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. The proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors (Proposal 1) and the proposal to approve, on an advisory basis, the compensation of the named executive officers (Proposal 3) are non-routine and the record owner may not vote your shares on any of these proposals if it does not get instructions from you. If you do not provide voting instructions on these matters, a broker non-vote will occur. Broker non-votes, as well as abstentions and votes withheld, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for any proposal.

Cryoport Inc	6	2022 Proxy Statement

WHAT IF MY SHARES ARE NOT REGISTERED DIRECTLY IN MY NAME BUT ARE HELD IN “STREET NAME”?
If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

IF I AM A BENEFICIAL OWNER OF CRYOPORT SHARES, HOW DO I VOTE?
If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker.

CAN I DISSENT OR EXERCISE RIGHTS OF APPRAISAL?
Neither Nevada law nor our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

HOW ARE THE VOTES COUNTED?
All votes will be tabulated by the inspector of elections appointed for the
Annual Meeting who will separately tabulate affirmative and negative votes and withheld votes/abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

WILL STOCKHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?
The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHAT IS “HOUSEHOLDING”?
If you and one or more stockholders share the same address, it is possible that only one copy of the Notice or one copy of the proxy materials, as applicable, was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of the Notice or, if you requested a printed version by mail, the proxy materials, to you if you call or write us at our principal executive offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027, Attn: Secretary; telephone: (949) 681-2710. If you want to receive separate copies of the Notice or the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Cryoport Inc	7	2022 Proxy Statement

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE COPY OF THE PROXY MATERIALS?
If you receive more than one Notice or more than one copy of the proxy materials, your shares are owned in more than one name or in multiple accounts. To ensure that all of your shares are voted, you must follow the voting instructions included in each Notice or proxy materials you receive. Please note that if you hold both common stock and Series C Preferred Stock, you can expect to receive a separate Notice for each class of stock.

CAN I CHANGE OR REVOKE MY VOTE AFTER I SUBMIT MY PROXY?
Even after you have submitted your proxy card or voted by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting virtually and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Cryoport Inc	8	2022 Proxy Statement

Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. These forward-looking statements can generally be identified as such because the context of the statement will include certain words, including but not limited to, “believes,” “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” “continues,” “predicts,” “potential,” “likely,” or “opportunity,” and also contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Readers of this Proxy Statement should not put undue reliance on these forward-looking statements, which speak only as of the time this Proxy Statement was filed with the SEC. Reference is made in particular to forward-looking statements regarding our expectations about future business plans, new products or services, regulatory approvals, strategies, development timelines, prospective financial performance and opportunities, including potential acquisitions, expectations about future benefits of our acquisitions, including Cryogene Partners, CRYOPDP and MVE Biological Solutions, our ability to successfully integrate those businesses and our plans related thereto; liquidity and capital resources; projected trends in the market in which we operate; anticipated impacts from the coronavirus strain COVID-19 (“COVID-19”) on us, including to our business operations, results of operations, cash flows, and financial position, and our future responses to the COVID-19 pandemic; our expectations about securing and maintaining strategic relationships with global couriers or large clinical research organizations; our future capital needs and ability to raise capital on favorable terms or at all; results of our research and development efforts; and approval of our patent applications. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company’s actual results may differ materially from the results projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the 2021 Annual Report, including the “Risk Factors” in “Part I, Item 1A — Risk Factors”, and in “Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Past financial or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we do not undertake to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this Proxy Statement.
Cryoport Inc	9	2022 Proxy Statement

Proposal 1 Election of Directors
The Board currently consists of eight directors. Directors are elected on an annual basis. Each of the eight directors will stand for re-election at the 2022 Annual Meeting to serve as a director until the 2023 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2023 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting at the Annual Meeting virtually. Each nominee has consented to serve as a director for the ensuing year. If one or more of the eight nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person as the Board may recommend, unless the Board reduces the total number of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We strive to maintain a diverse and well-rounded board that balances financial and life science expertise with independence and fresh perspectives. This year’s slate of candidates for our Board of Directors includes a highly qualified and diverse group of individuals who bring value to the company along with governance qualifications for oversight.
Core Qualifications
•	Strategic thinking
•	Financial literacy
•	Integrity and business judgement
•	Demonstrated leadership ability
•	Expertise in their respective fields
Corporate Governance Snapshot
•	Independent Lead Director
•	Annual elections of directors (i.e., no staggered board)
•	Nomination and Governance Committee oversight of Environmental, Social and Governance (ESG) initiatives
•	Directors may contact employees of our firm directly and the Board or any committee may engage outside independent advisors
•	Compensation Committee and Chief Executive Officer evaluation process conducted by independent Board members
•	Seven of the eight directors are independent
Cryoport Inc	10	2022 Proxy Statement

Proposal 1: Election of Directors
NOMINEE SKILLS AND EXPERIENCES
The table below outlines the expertise of the nominees by the key categories we consider important to ensuring a diverse and well-rounded board of directors that will provide good corporate governance and assist in driving shareholder value:
	PUBLIC COMPANY GOVERNANCE	RISK MANAGEMENT	GLOBAL	FINANCIAL	AUDIT/TAX/ ACCOUNTING	LIFE SCIENCES/ HEALTH CARE	TECHNOLOGY	REGULATORY
	8	8	7	8	5	7	5	5
Linda Baddour	X	X	X	X	X	X
Richard Berman	X	X	X	X	X	X
Daniel Hancock	X	X	X	X			X	X
Robert Hariri, M.D., Ph.D.	X	X	X	X	X	X	X	X
Ram M. Jagannath	X	X	X	X		X
Ramkumar Mandalam, Ph.D.	X	X		X	X	X	X	X
Jerrell W. Shelton	X	X	X	X	X	X	X	X
Edward Zecchini	X	X	X	X		X	X	X
BOARD DIVERSITY
The table below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of March 18, 2022)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background (with respect to LGBTQ+)	1
Cryoport Inc	11	2022 Proxy Statement

Proposal 1: Election of Directors
Nominees for Election
The eight nominees for election as directors are set forth in the following table:
Linda Baddour
Linda Baddour, age 63, became a member of our board of directors in March 2021 and serves as a member of the Audit Committee of our board of directors.  Ms. Baddour is an experienced senior executive with over twenty years of experience across healthcare, life sciences and pharmaceuticals. Ms. Baddour has served on the board of directors of Waters Corporation (NYSE: WAT), a publicly traded analytical laboratory instrument and software company, since 2018, as well as Genstar Capital portfolio companies, Advarra, since 2019, and Signant Health, since 2020.

From 2007 to 2018, Ms. Baddour served as Executive Vice President and Chief Financial Officer of PRA Health Sciences, Inc., a global contract research organization and data science company. During Ms. Baddour’s tenure, PRA Health Sciences grew from approximately 3,000 employees to over 17,000. From 1995 to 2007, Ms. Baddour worked at Pharmaceutical Product Development, Inc., a contract research organization, serving in various roles, including as Chief Financial Officer, Treasurer and Chief Accounting Officer. Ms. Baddour earned both a B.A. and M.B.A. from the University of North Carolina at Wilmington, and is a certified public accountant.

Ms. Baddour’s financial and business expertise, including her background in global contract research organizations, financial leadership in mergers and acquisitions makes her well-qualified to serve as a member of the board of directors.

Richard Berman
Richard Berman, age 79, became a member of our board of directors in January 2015 and serves as Lead Director, Chairman of the Audit Committee and member of the Compensation Committee and Nomination and Governance Committee of our board of directors.  Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience.   Mr. Berman has served as a director and/or officer of over a dozen public and private companies.

From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets.  Mr. Berman is currently a director of four publicly traded companies:  Cryoport Inc., Comsovereign Holding Corp., BioVie, Inc. and Cuentas, Inc.   Over the last decade he has served on the board of 5 companies that have reached over $1 billion in market capitalization – Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, and Ontrak (Catasys).

Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions.  He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA.  He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of the board of directors and Lead Director.

Cryoport Inc	12	2022 Proxy Statement

Proposal 1: Election of Directors
Daniel M. Hancock
Daniel Hancock, age 71, was appointed to our board of directors in January 2019 and serves as member of the Audit Committee and Scientific and Technology Committee. Mr. Hancock is currently President of DMH Strategic Consulting LLC. He retired from General Motors (“GM”) in 2011, after 43 years of service in GM's powertrain engineering and general management functions. His last position with GM was Vice President, Global Strategic Product Alliances. During this period, he served as Chairman of GM's DMAX and VM Motori diesel engine joint ventures with Isuzu and Fiat, respectively. Mr. Hancock's previous appointments at GM included: Vice President, Global Powertrain Engineering; CEO, Fiat-GM Powertrain; and President, Allison Transmission Division.

Mr. Hancock is Chairman of the Board of Westport Fuel Systems (NASDAQ WPRT), a Vancouver, B.C. based global supplier of clean gaseous fuel parts, and systems for the transportation industry. He is also serving as chairman of the board of SuperTurbo Technologies, Inc., a privately-held developer of advanced turbo compounding systems for engines. In addition, Mr. Hancock serves in an advisory capacity to several global suppliers to the automotive and commercial vehicle industries. He was President of SAE International in 2014 and is a member of the National Academy of Engineering.

He received a master's degree in mechanical engineering from Massachusetts Institute of Technology (MIT) and a bachelor's degree also in mechanical engineering from General Motors Institute (now Kettering University), Michigan.

We believe Mr. Hancock’s global business experience, strong business acumen, and extensive manufacturing and engineering expertise qualifies him well to serve as a member of the board of directors.

Robert Hariri, M.D., Ph.D.
Dr. Hariri, M.D., Ph.D., age 62, became a member of our board of directors in September 2015 and serves as Chairman of the Scientific and Technology Committee and member of the Nomination and Governance Committee of our board of directors. Dr. Hariri is a visionary surgeon, scientist, aviator and entrepreneur and serves as the Founder, Chairman and CEO of Celularity, Inc. (NASDAQ: CELU), one of the world’s largest human cellular therapeutics companies.  Previously, he served as the CEO of the Cellular Therapeutics Division of Celgene Corporation.

Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is an Adjunct Professor of Neurosurgery and member of the Board of Overseers of the Weill Cornell Medical College and is a former member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. He is also a member of the X Prize Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri is also a Trustee of the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor, Chris Christie. Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011 and has received numerous other honors for his many contributions to biomedicine and aviation. He has pioneered the use of stem cells to treat a range of life-threatening diseases and has over 170 issued and pending patents, has authored over 150 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta as a member of the team which discovered TNF (tumor necrosis factor). A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri is a founder of Jet-A Aviation, a heavy-jet charter airline.

Cryoport Inc	13	2022 Proxy Statement

Proposal 1: Election of Directors

Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research.

Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience makes him well-qualified to serve as a member of the board of directors.

Ram M. Jagannath
Ram M. Jagannath, age 45, became a member of our Board of Directors in October 2020. Mr. Jagannath is a Senior Managing Director and the Global Head of Healthcare for Blackstone, responsible for investing across Blackstone’s Private Equity, Tactical Opportunities and Growth businesses, based in New York. Since joining Blackstone in 2019, Mr. Jagannath has led Blackstone’s investments in HealthEdge, Burgess Group, Bright Health, ZO Skin Health, Altruista Health, Ginger, Hydrogen Health, Wellframe, Medable, and Life Science Logistics, and was involved in Blackstone’s investments in Alnylam/inclisiran royalty (NASDAQ: ALNY) and Precision Medicine Group. He is also a member of the Blackstone Growth Investment Committee.

Before joining Blackstone, Mr. Jagannath was a founding Partner of Navab Capital Partners (NCP), where he was Head of Healthcare and a member of NCP’s Management and Investment Committees. Prior to NCP, he was a Managing Director of The Carlyle Group, focused on healthcare investments in Carlyle’s flagship US Buyout private equity fund. During his twelve years at Carlyle, Mr. Jagannath was a member of the teams which invested in One Medical Group (NASDAQ: ONEM), Pharmaceutical Product Development (NASDAQ: PPD), X-Chem, Ortho Clinical Diagnostics (NASDAQ: OCDX), Healthscope Ltd. (ASX: HSO), and HCR ManorCare. Previously, he worked at Genstar Capital and Thomas Weisel Capital Partners.

Mr. Jagannath currently serves on the Board of Directors of HealthEdge, ZO Skin Health, Headspace Health and Hydrogen Health and as a Board Observer of Medable. He also serves on the Board of Visitors of the Duke University Pratt School of Engineering and on the Kellogg School of Management Private Equity Advisory Council, as well as on the Board of Directors of Centering Healthcare Institute.

Mr. Jagannath received a B.S.E. in Biomedical and Electrical Engineering with a minor in Economics from Duke University, a J.D. from the Northwestern University Pritzker School of Law, and an M.B.A. from the Northwestern University Kellogg School of Management. After Duke, he was a Fulbright Scholar in Economic Development at the University of Zagreb in Croatia. In 2021, he was recognized in Modern Healthcare’s 100 Most Influential People in Healthcare and GrowthCap’s Top 25 Healthcare Investors.

Mr. Jagannath’s experience in the healthcare industry, in mergers and acquisitions, and his background in engineering make him well-qualified to serve as a member of our Board of Directors.

For additional information regarding Mr. Jagannath’s nomination, see “—Corporate Governance Structure and Function—What are the nominating procedures and criteria?—Blackstone Nominee.”

Cryoport Inc	14	2022 Proxy Statement

Proposal 1: Election of Directors
Ramkumar Mandalam, Ph.D.
Dr. Mandalam, age 57, became a member of our board of directors in June 2014 and serves as Chairman of the Governance and Nomination Committee and member of the Compensation Committee.   Dr. Mandalam is currently the Founder and CEO of Citra BioConsulting Inc., a cell therapy and biologics development consulting firm.

Prior to founding Citra BioConsulting in 2021, he was the CEO, President and Board Member of Cellerant Therapeutics, Inc., a clinical stage biotechnology company developing novel cell-based and antibody therapies for cancer treatment and blood-related disorders.   Under his leadership, Cellerant developed a pipeline of candidates for treatment of hematological malignancies and rapidly expanded from an early-stage to an advanced clinical-stage company.

Prior to joining Cellerant in 2005, he was the Executive Director of Product Development at Geron Corporation, a biopharmaceutical company where he managed the development and manufacturing of cell-based therapies for treatment of degenerative diseases and cancer.  From 1994 to 2000, he held various positions in research and development at Aastrom Biosciences, where he was responsible for programs involving ex vivo expansion of human bone marrow stem cells and dendritic cells.  Dr. Mandalam serves on the Boards of Cryoport Inc. and Stempeutics Research Pvt. Ltd. and on the Commercial advisory board of NSF center for Cell Manufacturing Technologies (CMaT). Dr. Mandalam received his Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, Michigan.  Dr. Mandalam is the author or co-author of several publications, patent applications, and abstracts.

Dr. Mandalam’s training as a scientist, extensive background in biotechnology and management expertise makes him well-qualified to serve as a member of the board of directors.

Jerrell W. Shelton
Jerrell W. Shelton, age 76, became a member of our Board of Directors in October 2012 and was appointed President and Chief Executive Officer of the Company in November 2012. He was appointed Chairman of the Board in October 2015.

He served on the board of directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as Visiting Executive to IBM Research and Head of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.

Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

Mr. Shelton’s extensive leadership, management, strategic planning and financial expertise through his various leadership and directorship roles in public, private and global companies, makes him well-qualified to serve as a member of our Board of Directors.

Cryoport Inc	15	2022 Proxy Statement

Proposal 1: Election of Directors
Edward J. Zecchini
Edward J. Zecchini, age 61, became a member of our board of directors in September 2013 and serves as Chairman of the Compensation Committee and member of the Audit Committee and the Scientific and Technology Committee.  Mr. Zecchini is also a director of the publicly traded behavioral healthcare company, Ontrak, Inc.

Mr. Zecchini currently serves as Managing Member at IT Analytics LLC.  Prior to that, Mr. Zecchini served as Chief Information Officer at Remedy Partners, Inc., from April 2014 to October 2019 and served as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, from May 2010 to March 2014.  Prior to that, Mr. Zecchini held senior executive positions at Touchstone Healthcare Partnership, HealthMarkets, Inc., Thomson Healthcare and SportsTicker, Inc.  Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries.

Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York at Oswego.
Mr. Zecchini’s business expertise, including his background and extensive experience in information technology and management makes him well-qualified to serve as a member of the board of directors.

Required Vote
Directors are elected by the affirmative vote of the holders of a plurality of the shares for which votes are cast. The eight nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors. Votes withheld and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast. Stockholders may not cumulate votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES.
Cryoport Inc	16	2022 Proxy Statement

Corporate Governance and Board Matters
How often did the Board meet during 2021?
During 2021, there were seven meetings of the Board, as well as several actions taken with the unanimous written consent of the Board with informal discussions and communication prior to the execution of such consents, but without a meeting. In 2021, each director attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served (during the periods for which the director served on the Board and such committees). The Company does not have a written policy requiring directors to attend its annual meeting of stockholders. Last year, one director, Mr. Shelton, attended our 2021 Annual Meeting of Stockholders.

Do we have independent directors?
Our Board is responsible for determining the independence of our directors. For purposes of determining director independence, our Board has applied the definitions set forth in NASDAQ Rule 5605(a)(2) and the related rules of the SEC. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of independence: Mr. Berman, Mr. Hancock, Dr. Hariri, Dr. Mandalam, Mr. Jagannath, Mr. Zecchini and Ms. Baddour.

What Committees has the Board established?
Our Board has established an Audit Committee, a Compensation Committee, a Nomination and Governance Committee and a Science and Technology Committee. Charters for each of these committees are available on the Company’s website at www.cryoport.com on the “Corporate Governance: Governance Documents” page under the heading “Investor Relations.” Information on the website does not constitute a part of this Proxy.

Chairperson	Member
NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATION AND GOVERNANCE COMMITTEE	SCIENTIFIC AND TECHNOLOGY COMMITTEE
Richard J. Berman
Daniel M. Hancock
Robert Hariri, M.D., Ph.D.
Ram Jagannath
Ramkumar Mandalam, Ph.D.
Edward J. Zecchini
Linda Baddour
Cryoport Inc	17	2022 Proxy Statement

Corporate Governance

Audit Committee
The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) consider and review other matters relating to our financial and accounting affairs. The current members of the Audit Committee are Mr. Berman, who is the Audit Committee Chairman, Mr. Hancock, Mr. Zecchini and Ms. Baddour. The Company has determined that (i) Mr. Berman qualifies as an “audit committee financial expert” as defined under the rules of the SEC and is “independent” under SEC and NASDAQ rules applicable to audit committee members, and (ii) Mr. Hancock, Mr. Zecchini and Ms. Baddour meet NASDAQ’s financial literacy and financial sophistication requirements and are “independent” under SEC and NASDAQ rules applicable to audit committee members. During 2021, the Audit Committee held five meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee
The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. The current members of the Compensation Committee are Mr. Zecchini, who is the Compensation Committee Chairman, Dr. Mandalam and Mr. Berman, each of whom is “independent” under SEC and NASDAQ rules applicable to compensation committee members. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). During 2021, the Compensation Committee held four meetings.

Cryoport Inc	18	2022 Proxy Statement

Corporate Governance

Nomination & Governance Committee
The functions of the Nomination and Governance Committee are to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, (vi) provide oversight over the Company’s sustainability efforts as formalized in its Environmental, Social and Governance (ESG) Program, and (vii) lead the Board in an annual review of its performance. The current members of the Nomination and Governance Committee are Dr. Mandalam, who is the Nomination and Governance Committee Chairman, Mr. Berman and Dr. Hariri. During 2021, the Nomination and Governance Committee held two meetings.

Science & Technology Committee
The functions of the Science and Technology Committee are to oversee matters pertaining to the Company’s strategic direction as related to products, systems and services serving the Company’s client businesses and investments in research and development and technology relating to same. The current members of the Science and Technology Committee are Dr. Hariri, who is the Science and Technology Committee Chairman, Mr. Hancock and Mr. Zecchini. During 2021, the Science and Technology Committee held two meetings.

What are the nominating procedures and criteria?
Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors when vacancies occur. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may

Cryoport Inc	19	2022 Proxy Statement

Corporate Governance

include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates. In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee’s written policy on Board diversity provides that, when evaluating potential candidates for nomination, we will consider all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a Board with diversity along multiple dimensions, including race, ethnicity, gender, age, education, cultural background, opinions, skills, perspectives, professional experiences and other differentiating characteristics. While there can be no assurance such candidates will emerge, it is in the best interest of the Company, as a global provider of logistics services to the life sciences industry, to embrace the richness of diversity whenever possible.

The Nomination and Governance Committee will make its selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the committee, will be best suited for membership on the Board. In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the committee may consider, as one of the factors in its evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Next Annual Meeting.” There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. The Secretary will forward all validly submitted recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

Blackstone Nominee. Pursuant to the Securities Purchase Agreement entered into in connection with the issuance and sale of our Series C Preferred Stock, for so long as the Purchaser Parties (as defined in the Securities Purchase Agreement) hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent (as defined elsewhere in this Proxy Statement) has the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Mr. Jagannath as its nominee. For additional information, see “Certain Relationships and Related Transactions” in this Proxy Statement.

Cryoport Inc	20	2022 Proxy Statement

Corporate Governance
How is the Board structured?
Pursuant to our Amended and Restated Bylaws, the Chairman of the Board presides at meetings of the Board. The Chairman of the Board is currently the Company’s President and Chief Executive Officer, Mr. Shelton.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Shelton’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Shelton is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

The Board has appointed Mr. Berman as the Lead Director. Among other responsibilities, Mr. Berman presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chairman and Chief Executive Officer and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. We believe the appointment of a Lead Director, the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Shelton and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

Are there any family relationships among the directors and the executive officers?	There are no family relationships among any of our directors and executive officers.
What is the Board’s role in risk oversight?
The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Nomination and Governance Committee is responsible for governance risk, including oversight of the Company’s policies on avoidance of conflicts of interest, insider trading, and management succession. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Cryoport Inc	21	2022 Proxy Statement

Corporate Governance
Has the Company implemented any Environmental, Social, Governance (ESG) policies?
Beginning in 2020 we initiated a formal internal evaluation of our ESG policies, procedures, and performance. Subsequently in February 2021, we publicly disclosed ESG information based on the framework and standards set by the Sustainability Accounting Standards Board (SASB) and the Taskforce on Climate-related Financial Disclosures (TCFD). Building upon our first report, we began with the goal of developing a formal, thoughtful, comprehensive, and right-sized sustainability program that would be used as a foundation for effectively organizing, reporting, and measuring our performance to set ESG goals in the future.

In June of 2021, we began a materiality assessment to guide our overall sustainability strategy. The intent of the materiality assessment was to understand what ESG topics were important to our key stakeholders, to take into consideration Cryoport’s business strategy development, and to understand Cryoport’s global internal priorities. There were three key activities for this phase of the process:

The information and feedback received from the materiality assessment was aggregated into a customized and weighted materiality matrix. The following Materiality Matrix follows GRI Standards recommendations and plots topics based on their relative priority resulting from the materiality assessment.

Once the Materiality Matrix was developed, several meetings were conducted internally with our ESG committee and our Board of Directors’ Nomination and Governance Committee to evaluate the findings.

Cryoport Inc	22	2022 Proxy Statement

Corporate Governance
Cryoport Materiality Matrix

Prioritization of Topics:
1. GHG Emissions
2. Resource Efficiency
3. Supplier Management
4. Diversity, Equity & Inclusion
5. Data Privacy & Security
6. Employee Health & Safety
7. Product & Service Quality
8. Product Lifecycle Management & Innovation
9. Business Ethics
10. Risk Management
Environment
Governance
Social
Influence on Stakeholders Assessment and Decisions
Cryoport's Significant Economic, Environmental and Social Impacts
1
2
3
4
5
6
7
8
9
10

Leveraging the outcomes of the materiality assessment, Cryoport’s Sustainability Strategy was developed to establish focus and a consistent approach to sustainability across the business. Cryoport’s Sustainability Framework defines our overarching vision and mission statements with supporting pillars and corresponding focus areas, as demonstrated below.

Vision

Mission

Cryoport's mission is to support life and health by providing reliable and comprehensive temperature-controlled supply chain solutions for the life sciences through its advanced technologies and dedicated personnel. Cryoport will strive to develop mutually rewarding relationships with its employees, partners and suppliers and to conduct its business to the highest ethical and professional standards. Science. Supply Chain. Certainty.

Theme

ENABLING A HEALTHIER, SUSTAINABLE FUTURE

Pillars	DELIVERING SUSTAINABLE OPERATIONS	SUPPORTING OUR PEOPLE	INNOVATING RESPONSIBLY	GOVERNING ETHICALLY
Focus Areas	• GHG Emissions • Resource Efficiency	• Diversity, Equity & Inclusion • Employee Health & Safety	• Product & Service Quality • Product Lifecycle Management & Innovation	• Business Ethics • Supplier Management • Data Privacy & Security

Cryoport Inc	23	2022 Proxy Statement

Corporate Governance
Environmental
As Cryoport continues to grow its business in a way that is considerate of our global community, we are committed to protecting our planet by using our world’s resources sensibly and minimizing our emissions and waste on a global basis. From an environmental standpoint, one example of our sustainability efforts is our cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. This service offering also employs multi-use and recyclable packaging. Knowing that there is much more to do to aid in our environmental efforts, we have recently developed a system to collect data on a global scale for the purpose of quantifying the impact of all our environmental initiatives so that we can demonstrate our achievements on this important matter to our shareholders, customers, and other interested stakeholders.

Greenhouse Gas Emissions (GHGs)
As we proceed on our ESG journey in 2022, our initial key focus will be on GHG Emissions. GHG emissions were the foremost priority identified in our Materiality Matrix and represent a clear global significance for companies, consumers, and other stakeholders.

Cryoport engaged an ESG advisor upon completion of our Sustainability Strategy to assist in determining our carbon footprint. Through this engagement, we will define our Scope 1 and Scope 2 emission sources, collect, and compile relevant data to quantify our emissions, and establish a carbon accounting methodology in accordance with the GHG Protocol. The outcome will be a baseline carbon footprint for Cryoport and the ability to execute consistent carbon accounting in the future. These tools will enable us to identify key opportunities to implement targeted projects that will drive GHG emissions reductions in the future. One means of reducing our carbon footprint is procurement of electricity from GHG emissions free resources for our biostorage plant in Houston, Texas. Procurement of GHG emissions free electricity has translated to a significant reduction in carbon emissions compared to energy provided by coal-fired power plants. In 2021, the Houston plant consumed 4,489,987 kWh of electricity. By utilizing electricity from GHG emissions free resources, the emission of 1,440,257 pounds of GHGs was avoided. This emissions savings is the equivalent of removing 242 passenger vehicles driven for one year.

Resource Efficiency
Cryoport understands the importance of resource conservation as it relates to the efficient use of resources, reduction of our carbon footprint, and effective cost management. To that end, Cryoport strives to operate in an efficient manner to ensure the optimization of raw materials, equipment, waste, energy, and labor. We have identified thermal efficiency as the largest impact on energy conservation associated with our products. To manage this aspect of the business, our Global Logistics Center Network utilizes the International Safe Transit Association (ISTA) standard 7E to test and evaluate thermal performance against stated requirements of 10+ days of maintaining internal temperatures at or below negative 150[o]C. Our products comply with this standard, and in turn, the products insulative properties require less energy to maintain prescribed temperature levels.

Cryoport’s dewars do not consume any electricity, and our freezer units utilize liquid nitrogen as a cooling agent, which is the by-product of other processes, creating a closed-loop resource that reduces additional energy associated with sourcing, procuring, and delivery of resources purchased from third parties. In 2021, our use of liquid nitrogen freezers, when compared to the energy consumption of a standard -150OC mechanical freezer, prevented the consumption of 1,883,136 kWh of electricity, equivalent to 1,725,871 pounds of GHG emissions avoided.

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We also exemplify efficiency through the development and use of the cryogenic Cryoport Express® Shipper, which uses the non-hazardous dry vapor form of liquid nitrogen and proprietary informatics to drive efficiencies in the use of resources throughout our company. Our Cryoport Express® Shipper is also a multi-use offering with recyclable packaging.

In addition, Cryoport measures the effectiveness and efficiency of our production practices by tracking the amount of scrap material disposed of or sold on an annual basis. Stainless steel products that do not meet our stringent specification are reworked into our process to create new products that meet specifications, diverting the material from landfill and scrap recycling for beneficial reuse as new product. Any scrap metal that does not meet specification and cannot effectively be reworked into new product is recycled by third party recycling partners.

Further, in 2021 our Paris, France operations moved into a new facility, which is designed with the highest French environmental standards and equipped with solar panels to reduce energy consumption and GHG emissions. Overall, our efforts in these areas, among others not highlighted, have a positive environmental outcome for Cryoport and its customers.

Supporting Our People
Cryoport’s global team of employees are our most valuable resource, from our teams on the front line in our global supply chain and logistics centers, to our manufacturing operations, to our business development personnel, to the engineers who design our products and services, to our quality assurance and regulatory teams that assure the safety, quality, compliance, and integrity of our products.

Diversity, Equity & Inclusion (DEI)
We are committed to inclusion, equity, and diverse representation for our employees across our Company. Cryoport is an Equal Employment Opportunity employer and currently tracks gender distribution across its operations and management. We maintain clear policies related to anti-harassment, discrimination, and retaliation, and provide an anonymous, third party-managed reporting hotline for employees to report incidents of harassment, discrimination, and policy violations. In 2021, we further enhanced our online corporate training programs related to diversity, harassment and discrimination, so that employees receive annual training on the topics of harassment, diversity and inclusion, business ethics and code of conduct. In addition, Cryoport’s recruiting programs include targeted outreach to a variety of under-represented constituents, including minorities, women, veterans, and disabled populations to help improve recruiting efforts while gaining valuable insights from a diverse set of recruits. Cryoport has partnered with or targeted organizations like Hire Heroes, Career OneStop, recruiting at Historical Black Colleges, Accounting and Financial Women’s Alliance, and Women in Technology.

Cryoport understands that the manufacturing industry is typically male-dominated. To open opportunities for more female roles within our organization, Cryoport currently tracks gender distribution across operations. As of December 2021, women represented a total of approximately 30% of all employees, with approximately 18% of manager and 8% of directors being women. Senior leadership positions, at Vice President and above, currently sits as approximately 2%. Based on this data, Cryoport understands that there is work to be done to create a more equitable and representative senior leadership team and continue to push gender diversity throughout its operations.

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Employee Health & Safety
Cryoport’s Employee Health & Safety (EHS) programs have resulted in strong safety performance, as demonstrated by our total injury rate (TIR) and lost time injury rate (LTIR) being significantly lower than the global industry averages. Facilitated by our culture of continuous improvement, we are committed to continue to work toward reducing our TIR and LTIR numbers even further.

We have implemented flexible working arrangements, including telecommuting and part time arrangements, to maintain a safe working environment for our employees throughout the COVID-19 pandemic.

Innovating Responsibly
Cryoport recognizes the role we play in protecting the health and safety of current and future generations through services and solutions that promote sustainability, resilience, and respect for the environment. We strive for a product base that is of the highest quality and with long use phases to minimize impact associated with production of new product, and Cryoport reviews opportunities to eliminate materials of concern and related managed waste streams on a regular cadence.

Product & Service Quality
As a temperature-controlled supply chain provider to the life sciences industry, Cryoport must comply with the safe transportation of regulated hazardous materials. As a result, we have designed and developed several features in its various products to comply with US DOT, IATA, ICAO, and other regulatory and guidance bodies. Additionally, safety warnings are included in our product labeling as well as our manuals. Our products are designed to conform to the following standards (where applicable):
• ISO 13485 (Section 7.3 Design and Development, ISO, QMS)
• ISO 14971 Application of Risk Management, ISO
• Medical Device Directive Medical Devices Directive 93/42/EEC, and Directive 2007/47/EC amending Council Directive 93/42/EEC concerning medical devices
• Low Voltage Directive (LVD) (2014/35/EU)
• Electromagnetic Compatibility Directive (2014/30/EU)
• RoHS 2 (2011/65/EU) (we are actively working on RoHS 3 and REACH)
  Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use - Part 1:
• General Requirements [UL 61010-1:2012 Ed.3+R:29Apr2016]
  Safety Requirements For Electrical Equipment For Measurement, Control, And Laboratory Use – Part 1:
• General Requirements (R2017) [CSA C22.2#61010-1-12:2012 Ed.3+U1;U2]
• IEC 60601-1 - Medical electrical equipment - Part 1: General requirements for basic safety and essential performance
• IEC 61326-1:2012 - Electrical Equipment For Measurement, Control And Laboratory Use - EMC Requirements - Part 1: General Requirements
• ASME SEC. VIII Pressure Vessel Code (Fusion Only)
• EU Pressure Equipment Directive (EU97/23/EC) (Fusion Only)

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• FCC 47 CFR Class B Verification (Fusion Only)
• IEC 62304 Medical device software — Software life cycle processes

These standards are woven into our development methodology used to design all new products within the organization. This development process includes a risk management assessment done in accordance with ISO 14971 that identifies hazards and mitigates risks via design improvements, process improvement, and warnings (including labels and safety information shipped with the product).

We pride ourselves on our exceptional operational quality. Our temperature-controlled supply chain solutions focused on cell and gene therapies boast a 99.89% delivery success rate and due to this performance 13,477 additional patients were able to receive therapies over the past 24 months and 1,334 intended parents are potentially able to have successful cycles resulting in the birth of a child on an annual basis because of our CryoStork® solution.

While rare, recalls of product may become necessary. The primary responsibility for recall management lies with our Vice President of Quality Assurance and Regulatory Affairs for manufacturing. The executive staff is involved in decision and implementation processes depending upon the specifics of any recall required. Customer service personnel, sales staff and other resources would then be utilized in reaching all distributors and direct end users. Results of recalls are evaluated daily until the recall is closed. There were no product recalls during 2021.

Product Lifecycle Management
Cryoport creates unique products with long-term use in mind. Cryoport products are primarily constructed of recyclable aluminum or stainless steel, and we approach the extension of product lifecycles through the following four areas:
• Longevity
• Repairability
• Reusability
• Recyclability

We strive for a product base with long use phases to minimize impact associated with production of new product. At our MVE Biological Solutions production facility, we manufacture fusion freezer units that utilize 1/587 of the energy used by conventional mechanical freezers used for similar applications. For example, our freezer production displaced annual electricity consumption by 139,424,817 kWh from what would otherwise be consumed from alternative products. This amount of electricity could power 11,899 homes (sized at 2,500 square feet) annually. This reduction in energy consumption from our freezer lines alone equates to 123,444,781 pounds of GHG emissions avoided or the emissions equivalent to 21,489 passenger vehicles driven for one-year.

Cryoport regularly reviews opportunities to eliminate the use of materials considered hazardous and related managed waste streams on a regular cadence. Cryoport does not utilize any substances of concern in our products; We do currently utilize minimal quantities of hazardous materials that are not listed substances of concern in our operations, primarily in the form of isopropanol, epoxies, butyl cellosolve, lacquer thinner, paint, hyamine and isopropyl alcohol. These materials and the insignificant

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quantities of hazardous wastes generated in our production facilities are managed in compliance with all state and federal regulations. Any hazardous waste that is generated is tracked and managed with an overall goal of eliminating hazardous materials where possible.

Cryoport does not utilize any minerals identified as conflict minerals (tin, tungsten, tantalum, and gold) and makes our best effort to ensure that our suppliers practice responsible sourcing practices, as further detailed in Supplier Management under our Governing Ethically pillar.

Governing Ethically
Cryoport recognizes constructive supplier relationships as essential to our ability to meet customer requirements for quality solutions. We expect our business partners to share our commitment to ethics, integrity, compliance, safety, human rights, data security, and environmental protection. By the same token, as a provider accountable to thousands of companies worldwide, we pledge, through our ESG performance, to meet or exceed our clients’ requirements for the same.

Business Ethics
We are committed to operating with honesty, truthfulness and transparency in accordance with the highest ethical and corporate governance standards – mutual respect, integrity and trust are our foundation. As an ethical operator, we have developed a robust Code of Conduct and hold ourselves accountable to it in all we do. All employees across our operations are provided with training and reference materials to reinforce this commitment to integrity and ethics in our business. Our policies are clearly defined, published in local languages where applicable, and include guidance on topics including, but not limited to:
• Corruption
• Anti-Trust and Anti-Competitive Behavior
• Insider Dealings
• Gifts
• Bribes (e.g., explicit prohibition of facilitation payments)
• Conflicts of Interest
• Intellectual Property
• Compliance
• Truthful and accurate reporting
• Interactions with Healthcare professionals
• Whistleblower protections (including non-retaliation)
• Political Activity and Contributions (e.g., explicit prohibition of contribution of any kind to any candidate or political party without express prior approval of the Board of Directors – this covers both direct contributions and indirection support; no political contributions have been made in recent years)

In addition to our Code of Conduct, our senior leadership team actively oversees the governance of our ethics programs to help ensure that commitment is driven from the top down, and that program owners are accountable for successful program compliance.

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Cryoport does not conduct clinical trials, animal testing or use human tissue of any kind in the manufacture or design of our products, and our Code of Conduct governs the ethical behavior of our employees across Cryoport operations. Further, the Company does not conduct lobbying activities.

Supplier Management
Temperature-controlled supply chain support to the life sciences industry is critical to all that Cryoport does; therefore, we take an active approach to managing suppliers and partners to ensure that appropriate compliance, health, safety, labor practices, and ethical standards are employed. Our internal diligence process for third-party vendors including a supplier questionnaire that is required for vendor approval and a regular auditing scheme thereafter for existing suppliers. The questionnaire is intended to verify that programs exist to manage material risk areas associated with the given supplier’s operations and particular consideration is paid to bribery or other forms of corrupt activity. No suppliers are approved until this mandatory due diligence is complete and a completed assessment form is on file.

As an example of verification that programs exist to manage material risks for any given supplier, if our transportation suppliers employ or work with a Dangerous Goods Safety Advisor, we confirm the presence of a credentialed role responsible for overseeing activities associated with dangerous goods, including but not limited to, employee training and coaching, reporting, and monitoring of activities associated with the transportation of dangerous goods. The purpose of this inquiry is to gauge the degree of oversight over dangerous goods management by our suppliers to help ensure product and employee welfare.

Our Code of Conduct extends through our suppliers and thus sets an expectation for our suppliers to commit to operating with honesty, truthfulness and transparency in accordance with the highest ethical and corporate governance standards, as Cryoport personifies through our operations. Per our Code of Conduct, Cryoport will not tolerate the use by suppliers of forced labor in any form.

Data Privacy & Security
Cryoport uses an outside Center for Internet Security (CIS) assessment firm to evaluate its data security controls in an effort protect our businesses and secure the information of our employees and customers. The evaluation process utilizes the CIS Critical Security Controls Capability Maturity Model Integration (CMMI) methodology, and is an ongoing initiative used to continuously improve the CMMI rating for the Company.

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Cryoport Impact Statements	Examples of some of our positive environmental impacts for 2020 and 2021 include the following:

PATHWAYS	IMPACTS	OUTCOMES	
		2020	2021
Cryoport Systems/CRYOPDP	Access to Patients	**9,985** additional patients were able to receive therapies over the past 24 months	**14,275** additional patients were able to receive therapies over the past 24 months
CryoStork®	Patient Success & Satisfaction	**690** intended parents enabled to have successful cycles resulting in the birth of a child	**1,334** intended parents enabled to have successful cycles resulting in the birth of a child
MVE Biological Solutions	Energy Saved	**115,508,192** kWh annual energy reduction, or **109,547,623** pounds of GHG emissions avoided	**139,424,817** kWh annual energy reduction, or **123,444,781** pounds of GHG emissions avoided
CRYOGENE	Energy Saved[1]	**3,487,702** pounds of GHG emissions avoided due to GHG emission free energy consumption	**1,440,257** pounds of GHG emissions avoided due to GHG emission free energy consumption

[1] *Cryogene contracted with an Energy provider with carbon-Free emissions-free energy credits (EFEC). At least 35% of the power consumed for Cyrogene is from emission-free resources.*

Do we have a code of ethics?
We have adopted our Code of Ethical Business Conduct that applies to our directors and all employees, including our Chief Executive Officer and Chief Financial Officer. We have posted the text of our Code of Ethical Business Conduct on our website at www.cryoport.com on the “Investor Relations: Corporate Governance” page under the heading “Governance Documents.” We intend to satisfy the requirement under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Ethical Business Conduct by posting such information on our website.

How can stockholders communicate with the Board?
The Board encourages stockholders to send communications about bona fide issues concerning the Company to the Board or specified members through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Nomination and Governance Committee Chairman at the Company’s offices at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027. Any such communication will be promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Nomination and Governance Committee Chairman, to be improper for submission to the intended recipient or recipients.

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Ownership of Securities
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock and Series C Preferred Stock as of February 18, 2022 by (i) each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock or Series C Preferred Stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) and all of our current executive officers and directors as a group.
Percentage of beneficial ownership is calculated based on (i) 49,694,787 shares of common stock and (ii) 200,000 shares of Series C Preferred Stock, which are convertible into 5,509,546 shares of common stock within 60 days of February 18, 2022. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of February 18, 2022.
To calculate a stockholder’s percentage of beneficial ownership of common stock, we include in the numerator and denominator those shares of common stock underlying options, warrants and convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Furthermore, unless otherwise indicated, the business address of each person is c/o 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.
Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percentage of Shares of Series C Preferred Stock Beneficially Owned
Named Executive Officers and Directors:
Jerrell W. Shelton	3,309,383(1)	6.3%	—	—
Richard Berman	138,349(1)(2)	*	—	—
Robert Hariri, M.D. Ph.D.	225,565(1)	*	—	—
Edward Zecchini	254,988(1)	*	—	—
Ramkumar Mandalam Ph.D.	272,521(1)	*	—	—
Daniel Hancock	74,592(1)	*	—	—
Ram M. Jagannath	—	—	—	—
Linda Baddour	9,508(1)	—	—	—
Robert S. Stefanovich	702,693(1)	1.4%	—	—
Mark W. Sawicki, Ph.D.	249,997(1)	0.5%	—	—
All directors and executive officers as a group (10 persons)	5,237,596(1)	9.7%	—	—

Other Stockholders:
Entities affiliated with The Blackstone Group Inc.	5,962,942(3)	10.8%	200,000(3)	100%
Alger Associates, Inc.	4,772,183(4)	9.6%	—	—
The Vanguard Group	3,356,172(5)	6.8%	—	—
BlackRock, Inc.	2,968,392(6)	6.0%	—	—
Invesco Ltd.	2,772,104(7)	5.6%	—	—
*	Represents less than 1%
(1)
Includes shares which individuals shown above have the right to acquire as of February 18, 2022, or within 60 days thereafter, pursuant to outstanding stock options and unvested RSU’s as follows: Mr. Shelton — 2,910,291 shares; Mr. Berman — 29,099 shares; Dr. Hariri — 194,965 shares; Dr. Mandalam 252,467 shares; Mr. Zecchini — 219,965 shares, Mr. Hancock — 69,965 shares, Ms. Baddour — 9,508 shares, Mr. Stefanovich — 506,276 shares and Dr. Sawicki — 199,868 shares. With respect to Mr. Stefanovich, also includes 165,000 shares held by the Jerrell W. Shelton 2021 GST Exempt Trust, over which Mr. Stefanovich sole voting and dispositive power.

(2)	Includes 9,250 shares owned by Mrs. Richard Berman, spouse of Mr. Berman.
(3)
Represents (x) 443,057 shares of common stock and 195,439 shares of Series C Preferred Stock, which are convertible into 5,383,901 shares of common stock, directly held by Blackstone Freeze Parent L.P. and (y) 10,339 shares of common stock and 4,561 shares of Series C Preferred Stock, which are convertible into 125,645 shares of common stock, directly held by Blackstone Tactical Opportunities Fund—FD L.P.

Blackstone Tactical Opportunities Associates III – NQ L.P. is the general partner of Blackstone Tactical Opportunities Fund – FD L.P. BTO DE GP – NQ L.L.C. is the general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. Blackstone Holdings II L.P. is the managing member of BTO DE GP – NQ L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P.
BTO Holdings Manager L.L.C. is the general partner of Blackstone Freeze Parent L.P. Blackstone Tactical Opportunities Associates L.L.C. is the managing member of BTO Holdings Manager L.L.C. BTOA L.L.C. is the sole member of Blackstone Tactical Opportunities Associates L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.
The Blackstone Group Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of the entities listed in this footnote and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(4)
According to the Schedule 13G/A filed by Alger Associates, Inc. on January 10, 2022, the shares reported by Alger Associates, Inc. are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC, (“FAM”) a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company. Alger Associates, Inc., AGH, and FAM each hold sole power to vote, or to direct the vote of, and sole power to dispose, or to direct the disposition of, these shares. The shares are owned, directly or indirectly, by Alger Associates, Inc., FAM, or AGH. The address for these entities is 360 Park Avenue South, New York, NY 10010.

(5)
According to the Schedule 13G/A filed by The Vanguard Group on February 9, 2022, the shares reported by The Vanguard Group has the sole power to vote or direct the vote with respect to 0 shares, shared voting power with respect to 76,845 shares, sole dispositive power with respect to 3,242,575 shares, and shared dispositive power with respect to 113,597 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)
According to the Schedule 13G/A filed by BlackRock, Inc. on January 31, 2022, the shares reported by BlackRock, Inc. are beneficially owned by BlackRock, Inc., which holds the sole power to vote or to direct the vote of 2,933,119 shares and sole power to dispose, or to direct the disposition of, 2,968,392 shares. The shares are owned, directly or indirectly, by BlackRock, Inc., or its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. The address for these entities is 55 East 52nd Street, New York, NY 10055.

(7)
According to the Schedule 13G/A filed by Invesco Ltd. on February 4, 2022, the shares reported by Invesco Ltd. are beneficially owned by Invesco Ltd. in its capacity as a parent holding company to its subsidiaries, Invesco Advisers, Inc., Invesco Canada Ltd., and Invesco Capital Management LLC. Invesco Ltd. has the sole power to vote or to direct to vote 2,694,288 shares, and the sole power to dispose or to direct the disposition of 2,772,104 shares. The address for these entities is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

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Proposal 2 To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the company and its subsidiaries for the year ending December 31, 2022
The Audit Committee has selected Ernst & Young LLP (“E&Y”) to audit the Company’s consolidated financial statements for the year ending December 31, 2022. The Board, upon the recommendation of the Audit Committee, has ratified the selection of E&Y as the Company’s independent registered public accounting firm for 2022, subject to ratification by the stockholders. E&Y has served in this capacity for the year ended December 31, 2021 and has reported on the Company’s December 31, 2021 consolidated financial statements. There were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Representatives of E&Y are expected to be present at the Annual Meeting virtually with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of E&Y as the Company’s independent auditors is not required by our Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote
Approval of the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for 2022 requires the affirmative vote of a majority of votes cast. Abstentions will not be counted as votes for or against such proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.
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Independent Registered Public Accounting Firm Fees
The following table shows the fees that were billed to us for the audit and other services provided to the Company by E&Y in 2021 and 2020.
	Year Ended December 31,	Year Ended December 31,
	2021	2020
Audit Fees	$2,547,000	$1,304,000
Audit-Related Fees	—	459,000
Tax Fees	429,000	953,000
Other Fees	—	—
	$2,976,000	$2,716,000
The fees billed to us by E&Y during or related to the years ended December 31, 2021 and 2020 consist of audit fees, audit-related fees and tax fees, as follows:

Audit Fees
Audit fees consist of the fees for professional services rendered for the audit of our financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, filing of our registration statements, and accounting consultations.

Audit-Related Fees Audit-related fees consist of the fees for professional services rendered for due diligence services related to acquisitions.
Tax Fees Tax fees consist of the fees for professional services rendered in connection with tax compliance, tax advisory and tax planning.
All Other Fees All other fees consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.
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Independent Registered Public Accounting Firm Fees
Policy on Audit Committee Pre-Approval of Fees

The Audit Committee must pre-approve all services to be performed for us by our independent auditors. Pre-approval is granted usually at regularly scheduled meetings of the Audit Committee. If unanticipated items arise between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve services, in which case the chairman communicates such pre-approval to the full Audit Committee at its next meeting. The Audit Committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During the years ended December 31, 2021 and 2020, all services billed by E&Y were pre-approved by the Audit Committee in accordance with this policy.

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Audit Committee Report
The Audit Committee has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm, E&Y, for 2021.
The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
E&Y also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with E&Y that firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2021 Annual Report.
Respectfully submitted by the Audit Committee:

Richard Berman (Chairman)
Daniel M. Hancock
Linda Baddour
Edward J. Zecchini
Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.
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Proposal 3 To approve, on an advisory basis, the compensation of the named executive officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This advisory vote is commonly referred to as a “say-on-pay” proposal and is being provided as required by Section 14A of the Exchange Act. At the 2019 Annual Meeting of the Stockholders, our stockholders selected one year as the desired frequency of future stockholder say-on-pay votes, and we have adopted that approach. The stockholders will be asked to vote again on the frequency of say-on-pay votes at the 2025 Annual Meeting of Stockholders.
As described in the “Compensation Discussion and Analysis” and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to motivate our executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate our executive officers’ professional and personal growth. The Company seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business objectives and strategies. We believe that this alignment between executive compensation and stockholder interests has driven corporate performance over time.
The Board and Compensation Committee make executive compensation decisions every year, and our directors look to the annual advisory vote for information to consider when they make decisions with respect to our compensation philosophy, policies, and practices. Specifically, in response to the results of the say-on-pay proposal at the 2020 Annual Meeting of the Stockholders, we conducted outreach efforts with our stockholders and considered both the vote outcome and additional feedback collected through this outreach as part of the annual evaluation of our executive compensation program for our named executive officers. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for information about these design changes and other information to inform your vote on this Proposal 3. Accordingly, we are asking our stockholders to vote “FOR” the following non-binding, advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement:
“RESOLVED, that the stockholders of the Company APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We urge you to read the “Compensation Discussion and Analysis” and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the named executive officers for the fiscal year ended December 31, 2021.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and the Company’s executive compensation principles, policies, and procedures.
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Required Vote
Adoption of this resolution will require a majority of votes cast. Abstentions and broker non-votes will not be counted as votes for or against such proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.
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Compensation Discussion and Analysis
Company Performance in 2021
We view our annual achievements in the context of our long-term goals, including our goal to become a technology and market leader in serving the life sciences industry as a trusted provider of globally integrated temperature-controlled supply chain solutions. Our mission is to support life and health worldwide and we are continuously developing, implementing, and leveraging our supply chain platform, which is designed to deliver comprehensive, unparalleled, highly differentiated temperature-controlled logistics, packaging, storage, cryogenic systems, informatics, and related services for life science products, regenerative medicine, cellular therapies, and treatments that require unique, specialized cold chain management.

Spread across 15 countries and 33 locations worldwide, we now serve more than 3,000 customers working in biopharmaceutical, animal husbandry and reproductive medicine companies, universities, research institutions and government agencies. Our platform of solutions together with our global team of more than 850 colleagues delivers a unique combination of innovative supply chain technologies and services through our industry-leading brands, Cryoport Systems, CryoStork®, MVE Biological Solutions, CRYOPDP, and CRYOGENE.

For the fiscal year ended December 31, 2021, we continued to make significant progress toward our long-term goals through a combination of organic growth, new product introductions and strong performance from our strategic acquisitions, MVE Biological Solutions and CRYOPDP. We are keenly focused on achieving our corporate goals that align with our broader purpose to return long-term value to our customers and stockholders.

Among our accomplishments in the fiscal year ended December 31, 2021 were the following:
Creating shareholder value:
•	We delivered total shareholder return (TSR) of 35%, 436% and 1,726% for the one-year, three-year and five-year periods ending December 31, 2021.
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COMPENSATION DISCUSSION AND ANALYSIS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Cryoport, Inc., the Russell 3000 Index and the S&P 1500 Life Sciences Tools & Services Industry Index

*$100 invested on 12/31/16 in Cryoport common stock or applicable index. Fiscal year ending December 31.

Financial and operational milestones that were accomplished in an environment heavily influenced by the COVID-19 pandemic and global supply chain issues were:
•	We achieved $222.6 million in revenue for 2021, a 183% gain over the prior year
•	We grew our Biopharma/Pharma revenue by 171% year-over-year to a record $180.2 million
•	Our organic revenue growth for 2021 compared to 2020 was 40%
•	We grew the number of clinical trials we support in the regenerative medicine space to a record 602 trials with 273 in Phase 2 and 74 in Phase 3
•	We grew the number of commercial cell & gene therapies we supported in 2021 to eight (8) commercial therapies
•	We increased our commercial revenue by 23% to $12.8 million
•	A total of eleven (11) Cryoport supported Biologic License Applications (BLAs) or Marketing Authorization Applications (MAAs) were filed in 2021
•
Based on internal and external information we expect up to an additional 19 MAA or BLA submissions for Cryoport supported therapies in 2022, four (4) new therapy approvals, and an additional six (6) label or geographic expansion approvals in 2022

•	CRYOPDP, a leading global provider of innovative temperature-controlled logistics solutions for pharma/biopharma, received a number of awards during 2021, including winner of:
•	“Best Clinical Trial Logistics Provider in APAC” at the annual Asia-Pacific Bioprocessing Excellence Awards 2021,
•	“Most Promising & Valuable Pharma Logistic Company of the year 2021” by the Pharma Leaders Power Brand Awards, and
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COMPENSATION DISCUSSION AND ANALYSIS
•	“The Company You Need to Watch Out For in 2022” at the Europe Bioprocessing Excellence Awards 2021
•	We further deepened our competitive moat and further established Cryoport as a global leading end-to-end provider for temperature-controlled supply chain solutions for the life sciences industry
•
We continued the buildout of our first two Global Supply Chain Centers in Morris Plains, New Jersey and Houston, Texas. Our Global Supply Chain Centers will include marrying our world class temperature-controlled logistics services to expanded BioServices capabilities, which will include GMP biostorage, serialization, secondary labeling, packaging, and global distribution sought by manufacturers of allogenic products. Both Global Supply Chain Centers will go live in March 2022 with an official opening celebration taking place in June 2022

•
Our engineering and development efforts continued during 2021 which we expect will lead, amongst other things, to the introduction of the next generation Cryoport Elite™ Cryosphere and Cryoport SkyTrax™, a “smart” condition monitoring system, in 2022

•	We opened two facilities jointly operated by Cryoport Systems and CRYOPDP in Singapore and Osaka, Japan
•	In APAC, we entered into a multi-year strategic business alliance with Mitsubishi Logistics Corporation to create an integrated regenerative medicine supply chain partnership in Japan.
•	Our adjusted EBITDA for 2021 was $19.3 million compared to compared to an adjusted EBITDA breakeven in 2020.
•
We developed Cryoport’s Sustainability Framework and Platform, defining our overarching vision and mission statements with supporting pillars and corresponding focus areas as part of our Environmental, Social, and Governance (ESG) initiative as further outlined in our 2021 Annual Report

Acquisitions and funding activities:
•
Our strategic acquisitions of CRYOPDP and MVE Biological Solutions completed during the fourth quarter of 2020 and further complemented by the tactical acquisitions of Critical Transport Solutions Australia (CTSA) in Australia and F-airGate in Belgium completed during the first half of 2021 were significant contributors to our performance and strengthening of market position in the life sciences industry in 2021. These acquisitions of CTSA and F-airGate further enhanced CRYOPDP’s existing global temperature-controlled supply chain capabilities in the APAC and EMEA regions.

•	We raised $269.8 million in net proceeds through a public offering of common stock in February 2021
•
In November of 2021, we completed financial transactions that resulted in the placement of $402.5 million in 0.75% convertible notes, which led to net proceeds of $389.9 million, and the repurchase of $100.7 million of our existing 3.00% convertible notes.

•
We ended 2021 with $628.8 million in cash, cash equivalents and short-term investments placing us in the strongest position in the Company’s history to execute on our strategic goals and continue our expansion organically as well as through potential acquisitions.

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COMPENSATION DISCUSSION AND ANALYSIS
In summary, in 2021, we made significant progress in building out our globally integrated temperature-controlled supply chain platform of products, services, solutions and capabilities to achieve our long-term financial goals despite the global challenges such as the ongoing COVID-19 pandemic and supply chain and transportation challenges as well as inflationary pressures. We executed organically and on strategic and tactical initiatives that will fuel additional future growth, staying true to our course of improving, creating, and leading our markets through technology innovations. We have continued to build our reputation in the markets we serve as a trusted partner and subject matter expert for temperature-controlled supply chain solutions for the life sciences. We are in a solid position and we believe we are well positioned to execute on our future plans beginning with 2022.
Executive Compensation Philosophy
The Compensation Committee’s compensation philosophy is to provide compensation that will attract and maintain high-performing talent in our industry, motivate the Company’s executive officers to create long-term value and enhance stockholder value, provide a fair reward for their accomplishments, and stimulate our executive officers’ professional and personal growth. The Compensation Committee believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior not only on the achievement of near-term corporate goals, but also on the achievement of long-term business objectives and strategies.

The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industries, considering our relative performance and our own strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation and views each element as related but distinct.

The Compensation Committee also believes that it must maintain flexibility in establishing compensation practices to allow it to address compensation trends, competitive issues, business needs, economic environment and special situations that will be encountered in the recruitment, retention, and promotion of employees. Therefore, the compensation practices approved by the Compensation Committee will likely vary from year to year and from person to person, depending on the particular circumstances.

Compensation Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our named executive officers (NEOs) for 2021:
Name	Title
Jerrell Shelton	Chairman, President and Chief Executive Officer
Robert Stefanovich	Sr. Vice President, Chief Administrative Officer and Chief Financial Officer
Mark Sawicki, Ph.D.	Sr. Vice President and Chief Scientific Officer, also CEO of Cryoport Systems LLC
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COMPENSATION DISCUSSION AND ANALYSIS
Each compensation program component and the rationale for it are as follows:
•	base salary that provides a fixed level of cash compensation to attract and retain skilled senior executives;
•
annual cash incentive compensation that motivates the executive officers to lead and manage the business to meet the Company’s short-and long-term objectives of responsibly delivering targeted Total Stockholder Return (TSR);

•
performance-based stock options that align executives with stockholders through gains in equity value (exercise price is set 10% higher than our closing stock price on the date of grant) and encourages retention and motivates long-term thinking to respond to the Company’s business challenges through time-based vesting over four years; and

•
restricted stock rights (RSUs) awards that align executives with stockholders through equity to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees through time-based vesting over a four year period, thereby aligning the executive officers’ interests with those of stockholders.

Consistent with the foregoing, our executive compensation program for 2021 reflected the following:
•
“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2021, a majority of the primary compensation (base salary, regular annual cash incentives and the grant date fair market value of equity awards, in each case as reflected in the “Salary,” “Option Awards,” and “Non-Equity Incentive Plan Compensation” columns of the 2021 Summary Compensation Table) of our Chief Executive Officer and our other named executive officers (NEOs) was variable (approximately 86% and 77%, respectively), based on performance and/or stock price.

•
Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2021, under the Management Incentive Plan (the “Bonus Plan”), our Chief Executive Officer and other NEOs were eligible for target cash bonuses equal to 100% and 60% of base salary, respectively, that could be earned at 0-150% relative to performance against annual revenue (50% weighting), adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) (30% weighting), and individual (20% weighting)

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COMPENSATION DISCUSSION AND ANALYSIS
goals, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the annual revenue goal and annual Adjusted EBITDA goal to closely align his compensation with the Company’s performance.
•
A majority of long-term incentives should be performance-based. More than 50% of our long-term incentive value granted in the form of performance-based stock options. New for 2021, the long-term incentives were comprised of time-based restricted stock rights (46%) and performance-based stock options (54%). The performance-based stock options have an exercise price that is 10% higher than our closing stock price on the date of grant, thus requiring achievement of a 10% stock price increase before the stock options begin to have realizable value to the executives, subject to the service-based vesting conditions.

Positive Executive Compensation Practices
The following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:
What We Do		What We Don’t Do
✔	Grant compensation that is primarily at-risk and variable	✘	Allow hedging or pledging of Company stock
✔	Subject short-term incentive compensation to measurable and rigorous goals	✘	Reprice stock options
✔	Use an independent compensation consultant	✘	Provide excessive perquisites
✔	Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	✘	Provide supplemental executive retirement plans
✔	Use premium-priced stock options as part of the non-cash variable incentive compensation program	✘	Pay tax gross-ups on a change in control
✔	Award over 50% of long-term incentive compensation in performance-based option awards	✘	Provide “single trigger” change in control payments
✔	Structure compensation to avoid excessive risk taking	✘	Provide excessive severance benefits
✔	Provide competitive compensation that is compared against an industry peer group
✔	Have rigorous stock ownership guidelines
✔	Have a robust recoupment policy
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COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation
The Compensation Committee has the sole authority and responsibility to review and determine, or recommend to the Board for determination, the compensation package of our Chief Executive Officer and other NEOs. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, leadership, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies. The Compensation Committee also considers our Chief Executive Officer’s recommendations as to the executive officers’ compensation (other than his own) based on his review of the performance of our executive officers and as to the performance goals of the Bonus Plan.

Say-on-Pay and Stockholder Engagement
As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2021 Annual Meeting of Stockholders, approximately 97% of the “say-on-pay” votes cast were in favor of the compensation of the Company’s named executive officers in 2020. As part of our normal outreach process, we had multiple conversations with our stockholders regarding executive compensation matters.

In addition, during 2021 and in 2022 to date, senior management of the Company presented and participated in twenty investor conferences, and after every quarterly earnings call, we arrange conference calls with our top fifteen stockholders and all of the analysts covering our Company. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

Independent Consultant; Peer Group and Benchmarking
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) since 2016 to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For each fiscal year, including 2021, the Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee. FW Cook has assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group.

In late 2020, FW Cook provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and design and target total compensation for executives of comparable healthcare technology, life sciences tools and services, biotechnology, application software, data processing, and logistics companies serving the life sciences and biotechnology. In performing this analysis, FW Cook used a peer group of 17 companies, which was reviewed and approved by our Compensation Committee. The companies included in the peer group had revenues with a median of $195 million at the time of such analysis, as compared to the Company’s total revenue of $78 million in fiscal year 2020, or $180 million on a pro-forma basis accounting for the two acquisitions that closed October 1, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS
The peer group used in the analysis consisted of the following companies:
Agios Pharmaceuticals, Inc.	Inovalon Holdings, Inc.	Repligen Corp
Azenta, Inc. (formerly Brooks Automation, Inc.)	Iovance Biotherapeutics, Inc.	Ultragenyx Pharmaceutical Inc.
Blueprint Medicines Corp	Manhattan Associates, Inc.	Veracyte, Inc.
Editas Medicine, Inc.	Medpace Holdings, Inc.	Verint Systems Inc
Fate Therapeutics, Inc.	Pegasystems Inc.	Werner Enterprises, Inc.
Global Blood Therapeutics, Inc.	Regenxbio Inc.
The peer group was considered in 2021 compensation decisions by the Compensation Committee.
The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.
The Compensation Committee anticipates that it will continue to conduct similar annual reviews of our executive compensation practices and use independent outside consultants for similar services in the future.
Executive Compensation
Generally, our Compensation Committee reviews and, as appropriate, modifies compensation arrangements for executive officers during the first quarter of each year (with equity grants generally made during the first quarter or early in the second quarter). During 2021, the CEO reviewed the performance and compensation of our CFO (and other members of the executive team) and made recommendations as to the CFO’s compensation to the Compensation Committee. In making its decisions regarding executive compensation, the Compensation Committee meets outside the presence of executive officers when making final decisions about each executive officer. The CEO is periodically present during portions of these deliberations that relate to the compensation for other executives but does not participate in discussions regarding his own pay.
The Compensation Committee believes its executive compensation programs for the fiscal year ended December 31, 2021 appropriately rewarded the executives based on the Company’s accomplishments during the year as outlined further above under ‘Company Performance in 2021’, which includes strong growth in revenue, continuing market capture of the clinical trial space, increased adjusted EBITDA, development of new product offerings, two successful capital raises, and the execution of strategic initiatives that is expected to fuel additional future growth. These achievements in turn created a TSR of 35% for the year.
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COMPENSATION DISCUSSION AND ANALYSIS
Elements of Executive Compensation
Compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term incentives.

Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year ended December 31, 2021 achieved the Company’s compensation objectives. Base salaries for the named executive officers for 2021 and 2020 are as follows:

	2021 Base Salary ($)(1)	2020 Base Salary ($)(1)	Base Salary Increase in 2021 vs. 2020 (%)
Jerrell Shelton	745,000	660,000	13
Robert Stefanovich	460,000	400,000	15
Mark Sawicki, Ph.D.	460,000	400,000	15
(1)
These base salary increases were based on each named executive officer’s performance, qualifications, experience, responsibilities and FW Cook’s survey of the publicly disclosed compensation for similar positions at companies in the peer group.

Annual Cash Incentive Bonuses
For 2021, as in prior years, executives were eligible for bonuses under the Bonus Plan, a formal incentive plan with pre-established goals and weightings, which was designed to reward achievements based upon quantitative Company and individual performance.
Per the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their base salary in the event the Company achieves certain business metrics and personal strategic objectives. Fifty percent (50%) of the bonus opportunity is based on an annual revenue goal; thirty percent (30%) of the bonus opportunity is based on an annual Adjusted EBITDA goal (collectively, the “Base Financial Goals”); and twenty percent (20%) of the bonus opportunity is based on the attainment of personal strategic objectives, with such personal strategic objectives determined by the Compensation Committee, except with respect to the Chief Executive Officer, whose incentive payout is calculated based solely on the Base Financial Goals. As the Company’s President and Chief Executive Officer, Mr. Shelton is responsible for developing company strategy and overseeing all of the Company’s corporate functions, global commercial activities and engineering and development initiatives. Because of his role and responsibilities, Mr. Shelton’s incentive payout is calculated based solely on the Base Financial Goals to closely align his compensation with the Company’s financial performance. The Committee chose revenue and Adjusted EBITDA as Base Financial Goals because it currently views these to be the best measures of the Company’s performance, with greater weighting on revenue due to the importance of continued growth and market capture.
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COMPENSATION DISCUSSION AND ANALYSIS
Bonuses can be earned at 0-150% of target, based on actual performance. Performance below the threshold level will result in a 0% payout with respect to the applicable goal. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and is calculated as a percentage of the executive officer’s target annual cash incentive compensation.
The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ cash compensation and sets a threshold performance level for each executive. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions within our peer group and our own historical practices. The Compensation Committee established Mr. Shelton’s bonus opportunity for 2021 at one hundred percent (100%) of his base salary and Mr. Stefanovich’s and Dr. Sawicki’s bonus opportunity at sixty percent (60%) of their base salaries.
Plan Protocol
The Compensation Committee administers the Bonus Plan:
1.
At the beginning of the fiscal year, the Chief Executive Officer, with assistance from senior management, proposes annual Base Financial Goals and other personal strategic objectives (for executives other than himself) tied to individual results, measurement criteria and weightings, subject to review and approval by the Compensation Committee.

2.
At the beginning of the following fiscal year, the Chief Executive Officer evaluates performance levels and the achievement of these annual Base Financial Goals and personal strategic objectives tied to individual results for all executive officers except for himself, which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all participants (except the Chief Executive Officer) are submitted by the Chief Executive Officer to the Compensation Committee for review.

3.
The Compensation Committee determines the bonus awards for individual participants based on the target bonus figures, the Company’s performance against the Base Financial Goals and performance against other personal strategic objectives tied to individual results, as applicable.

2021 Plan Payout
For the fiscal year ended December 31, 2021, the Compensation Committee established Base Financial Goals and personal strategic objectives for each executive officer in March of 2021. In addition to the Base Financial Goals, executive officers, with the exception of our Chief Executive Officer, also have a component to their annual cash incentive compensation determined based upon achievement of personal strategic objectives.
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COMPENSATION DISCUSSION AND ANALYSIS
The Financial Goals and the payout percentages for the Financial Goals of the Bonus Plan for 2021 were determined as follows:
Measure Weighting	Financial Goals
	Revenue					Adjusted EBITDA
		2021 Revenue ($000)		% of Goal Achievement	Payout as % of Target		2021 Adj. EBITDA ($000)		% of Goal Achieved	Payout as % of Target
Maximum	>	$238.6	>	110%	150%	>	$27.7	>	120%	150%
		$227.7		105%	125%		$25.4		110%	125%
Target		$216.9		100%	100%		$23.1		100%	100%
		$206.1		95%	75%		$20.8		90%	75%
Threshold		$195.2		90%	50%		$18.5		80%	50%
	<	$195.2	<	90%	0%	<	$18.5	<	80%	0%
The following table summarizes the results against the Financial Goals, percentage of goal achievement payout percentages for the Financial Goals for the year ended December 31, 2021:
Financial Goal	Target ($000)	Results ($000)	% of Goal Achievement	Payout
Revenue	$216.9	$222.6	103%	100%
Adjusted EBITDA	$23.1	$19.3	84%	50%
With respect to the attainment of the personal strategic objectives of the NEOs, other than the Chief Executive Officer, our Chief Executive Officer evaluated his actual performance against the goals and submitted such evaluation to the Compensation Committee. The ultimate determination of achievement of the personal strategic objectives is at the sole discretion of the Compensation Committee. The performance assessment for the other corporate objectives tied to individual results is not calculated on a line-item basis, but rather represents an overall assessment as to how the executive officer contributed to the success of the Company through and within his or her area of responsibility. The individual objectives are designed to be difficult to achieve at 100%. The Compensation Committee has assessed the attainment of these objectives by Mr. Stefanovich and Dr. Sawicki for 2021.
As the Company’s Chief Financial Officer and Chief Administrative Officer, Mr. Stefanovich is responsible for the Company’s internal systems, financial controls, legal, human resources and information technology. Specifically, Mr. Stefanovich’s other corporate objectives tied to individual results for 2021 included scaling the Company’s global financial organization, the execution on capital structure initiatives, the closure and integration of our strategic acquisitions, continued improvements in the Company’s financial closing and internal controls processes as well as the continued expansion of both management and external reporting capabilities to enhance business decision making and improve transparency of financial performance. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief
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COMPENSATION DISCUSSION AND ANALYSIS
Executive Officer evaluated Mr. Stefanovich’s actual performance against his individual objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee, which determined that the attainment level of the individual objectives for Mr. Stefanovich was 100%.
As the Company’s Chief Scientific Officer and CEO of Cryoport Systems, Dr. Sawicki is responsible for oversight of all scientific and technical aspects of the Company and its subsidiaries. Specifically, Dr. Sawicki’s personal strategic objectives were tied to individual results for 2021 which included the leadership, further development, financial performance of Cryoport Systems, and continued improvements in the Company’s and Cryoport Systems’ technology advancements that improve the Company’s and Cryoport Systems’ respective competitive positionings. The overall evaluation of achievement of these factors involves both quantitative and qualitative analysis. The Chief Executive Officer evaluated Dr. Sawicki’s actual performance against his individual objectives, in light of his contributions detailed above, and submitted such evaluation to the Compensation Committee, which determined that the attainment level of the individual objectives for Dr. Sawicki was 100%.
The resulting individual actual payouts as a percentage of targets for 2021 were as follows:
	2021 Bonus Calculations
	Base Salary ($)	Target Bonus as % of Base Salary	Target Bonus ($)	Actual Payout as % of Target	Actual Payout ($)
Jerrell Shelton	$745,000	100%	$745,000	81.25%	$605,313
Robert Stefanovich	$460,000	60%	$276,000	85%	$234,600
Mark Sawicki, Ph.D.	$460,000	60%	$276,000	85%	$234,600
Long-Term Incentives
Based in part on feedback from our stockholders and advice from FW COOK, for 2021 compensation, the Compensation Committee changed the long-term incentive program for the executive officers to include a mix of performance-based (premium-priced) stock options and restricted stock rights (RSRs) that are subject to time-based vesting. The performance-based stock options were priced at a premium of 10% above the market price on the date of grant.
The Compensation Committee believes that our long-term incentive program is an effective vehicle for the long-term element of compensation, as the awards align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. Stock options, which have exercise prices equal to at least the fair market value of the Company’s stock on the date of grant, reward executive officers only if the stock price increases above the exercise price. The value of RSRs are impacted by both increases and decreases in stock price.
The number of stock options granted has been based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market
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COMPENSATION DISCUSSION AND ANALYSIS
information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group, including awards granted as a percentage of outstanding shares when recommending equity awards for executive officers.
In 2021, long-term incentive compensation for our executive officers composed of approximately 54% performance-based stock options and 46% RSUs. The performance-based stock options granted to the executive officers in 2021 have seven-year terms and vest monthly over four years on a pro rata basis. The RSUs granted to the executive officers in 2021 vest annually over four years on a pro rata basis.
Vesting of the stock options and RSUs occur only if the executive officer is employed by the Company or an affiliate through each vesting date, unless they meet certain requirements for continued vesting.
The 2021 long-term incentive awards are summarized in the table below. The grants were made under the Company’s 2018 Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options and was based on the closing price of the Company’s common stock on the date of grant for RSUs. Additional information about equity awards granted in 2021 is provided below in the Grants of Plan-Based Awards table.
	2021 LTI Grant Value
Name	Stock Options	RSUs	Total
Jerrell Shelton	$2,046,243	$1,768,140	$3,814,383
Robert Stefanovich	$661,083	$571,538	$1,232,621
Mark Sawicki, Ph.D.	$661,083	$571,538	$1,232,621
Additional Policies and Benefits
Equity Grant Policies. Executives’ stock options are granted with an exercise price based on the fair market value, which has been deemed to be the closing price on the date of grant. Equity grants to executives currently are made pursuant to the Company’s 2018 Omnibus Equity Incentive Plan (the “2018 Plan”). We do not coordinate equity grants to the timing of releases of material non-public information. New hire equity grants, which are made to all employees (including executives) at the time of hire, generally consist of a mix of RSUs and/or stock options. For executive-level hires, the award value is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

Restrictions on Hedging or Pledging. Our Insider Trading and Tipping Policy adopted in February of 2020 prohibits directors and employees (including executive officers) and certain other “Designated Outsiders” from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to Company securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds or other arrangements or instruments designed to hedge or offset decreases in the market value of Company securities. Further, our Insider Trading Policy provides that the covered persons described above are prohibited from initiating any transactions that involve pledging any Company securities as collateral for a loan or holding Company securities as security in a margin account after the adoption of the policy

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy. Our Board has adopted a clawback policy providing that in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board may require reimbursement or forfeiture of any excess incentive compensation received by any current or former executive officer (or other employee designated by the Board as covered by the policy) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Stock Ownership Guidelines. Our Board believes that, in order to more closely align the interests of our executive officers with the long-term interests of the Company’s stockholders, all executive officers should maintain a minimum level of equity interests in the Company’s common stock. Executive officer stock ownership guidelines are based on the value of common stock owned as a multiple of base salary. The guidelines will be reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer's position, as set forth below:
Position	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Chief Financial Officer, Chief Scientific Officer, EVP, SVP or Subsidiary/Group CEO’s	3x base salary
Other Executive Officers	2x base salary
For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: shares owned outright by the individual and his or her immediate family members residing in the same household; shares held in trust for the benefit of the individual or his or her immediate family members residing in the same household; restricted stock and restricted stock units whether or not vested; and in-the-money value of shares underlying vested Company stock options. Ownership levels are expected to be achieved within five years of the guideline being applicable. If an executive officer fails to comply with the guidelines, the Compensation Committee may require such executive officer to retain 100% of the after-tax value of all vested equity awards earned under the Company’s executive compensation program until the guideline is achieved. As of the Record Date, all named executive officers were either in compliance with the guidelines or had additional time to achieve them.
Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend, or add to these benefits.
Post-employment Compensation. The named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.” While the Compensation Committee believes the severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in
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COMPENSATION DISCUSSION AND ANALYSIS
recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders, these agreements do not factor into our decisions surrounding the executive's cash and equity compensation.
Tax and Accounting Considerations. We have not provided or agreed to provide any of the Company’s executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.
For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed and for income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.
Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to a “covered employee” of the Company. With respect to taxable years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, Section 162(m) was amended to: (1) expand the scope of individuals who are “covered employees,” including anyone who was a covered employee in any prior taxable year beginning after December 31, 2016, (2) expand the types of companies what are subject to the limitations of Section 162(m), and (3) eliminate the exception for performance-based compensation and commissions. Transition relief provided that any payment made pursuant to a written and binding agreement that was in effect as of November 2, 2017 and subsequently materially modified, would be subject to the limitations of Section 162(m) as in effect prior to the amendment. Accordingly, compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. Furthermore, because of the uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act of 2017, including the uncertain scope of the transition relief, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will, in fact, qualify for such exception.
The Compensation Committee believes that stockholder interests are best served if it retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Risk Assessment. The Compensation Committee considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices as well as evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
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Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee:

Edward J. Zecchini, Chairman
Ramkumar Mandalam, Ph.D.
Richard Berman
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Executive Compensation
2021 Summary Compensation Table
The following table contains information with respect to the compensation of our named executive officers for the years ended December 31, 2021, 2020 and 2019 for each of the years during which such individuals were named executive officers:

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total Compensation ($)
Jerrell W. Shelton President and Chief Executive Officer	2021	713,125	—	1,768,140	2,046,243	605,313	—	5,132,821
	2020	612,500	120,000(4)	—	4,091,607	660,000	—	5,484,107
	2019	600,000	—	—	3,239,464	345,000	—	4,184,464

Robert S. Stefanovich Senior Vice President and Chief Financial Officer	2021	437,500	—	571,538	661,083	234,600	11,600	1,916,321
	2020	423,388	60,000(4)	—	1,093,164	220,000	11,983	1,808,535
	2019	331,250	—	—	779,269	100,625	11,200	1,222,344

Mark W. Sawicki, Ph.D. Chief Scientific Officer	2021	437,500	—	571,538	661,083	234,600	11,600	1,916,321
(1)	This column represents the dollar value of base salary earned during each fiscal year indicated.
(2)	This column represents the total grant date fair value of the restricted stock rights (RSUs) at the date of grant calculated in accordance with accounting guidance.
(3)
This amount represents the total grant date fair value of all stock option awards at the date of grant. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made during the years ended December 31, 2021, 2020 and 2019, see Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2021 Annual Report.

(4)	This amount represents the acquisition bonuses earned for the year ended December 31, 2020 as approved by the Compensation Committee of our board of directors.
(5)
This amount represents the match paid by the Company on behalf of such individual into the Company 401(k) plan on 100% of the first 3% of eligible compensation contributed by such individual and 50% matching on the next 2% of eligible compensation contributed by such individual.

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EXECUTIVE COMPENSATION
2021 Grants of Plan-Based Awards Table	The following table contains information with respect to each plan-based award granted to our named executive officers in 2021 under the Bonus Plan and the 2018 Plan:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of RSUs (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Jerrell W. Shelton	—	372,500	745,000	1,117,500
	3/9/21				33,000			1,768,140
	3/9/21					66,000	$58.94	2,046,243
Robert S. Stefanovich	—	230,000	460,000	690,000
	3/9/21				10,667			571,538
	3/9/21					21,333	$58.94	661,083
Mark W. Sawicki, Ph.D.	—	230,000	460,000	690,000
	3/9/21				10,667			571,538
	3/9/21					21,333	$58.94	661,083
(1)
Each RSU award was granted under the 2018 Plan and vests 25% on March 9, 2022, March 9, 2023, March 9, 2024 and March 9, 2025, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(2)
Stock options granted pursuant to the 2018 Plan with an exercise price equal to the closing price (fair market value) + 10% of such price and will expire seven years from the grant date. These options vest with respect to one forty-eighth the total number of shares of common shares underlying the stock options monthly from the date of grant, provided that the named executive officer is an employee of the Company as of those dates unless they meet certain requirements for continued vesting.

(3)
This column represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. The grant date fair value for RSU awards granted in 2021 was determined using the closing price of the Company’s common stock on the grant date multiplied by the number of shares subject to the award. The assumptions used to calculate the grant date fair value of each stock option grant are set forth under the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2021. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the executive officer.

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Outstanding Equity Awards at December 31, 2021	The following table contains information with respect to outstanding equity awards held by our named executive officers as of December 31, 2021:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(8) (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jerrell W. Shelton	325,209		—	$3.24	6/28/23
	366,667		—	4.80	12/18/24
	219,892		—	7.80	5/07/25
	656,064		—	5.00	8/20/25
	233,007		—	1.87	5/06/26
	281,219		—	3.44	5/23/27
	278,440		—	8.65	3/28/28
	375,000		—	12.79	4/01/29
	164,062(1)	210,938	—	16.93	3/30/30
	12,375(2)	53,625	—	58.94	3/09/28
						33,000(7)	1,952,610	33,000	1,952,610

Robert Stefanovich	5,000		—	$5.16	8/3/22
	19,918		—	3.24	6/28/23
	53,334		—	4.80	12/18/24
	7,566		—	7.80	5/07/25
	42,164		—	3.07	8/20/25
	135,000		—	1.87	5/06/26
	81,000		—	3.21	5/18/27
	66,300		—	8.65	3/28/28
	90,000		—	12.79	4/01/29
	43,750(3)	56,250	—	16.93	3/30/30
	4,250(4)	17,083	—	58.94	3/09/28
						10,667(7)	631,166	10,667	631,166

Mark W. Sawicki, Ph.D.	51,423		—	$8.65	3/28/28
	90,000		—	2.79	4/01/29
	43,750(5)	56,250	—	16.93	3/30/30
	4,000(6)	17,333	—	58.94	3/09/28
						10,667(7)	631,166	10,667	631,166
(1)
The option was granted on March 31, 2020 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(2)
The option was granted on March 9, 2021 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(3)
The option was granted on March 30, 2020 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(4)
The option was granted on March 9, 2021 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

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EXECUTIVE COMPENSATION
(5)
The option was granted on March 30, 2020 and vests in monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(6)
The option was granted on March 9, 2021 and vests monthly installments over a four-year period, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(7)
The RSUs were granted on March 9, 2021 and vest in equal annual installments over a four-year period from the date of grant, provided that in each case, the named executive officer is an employee of the Company as of those dates unless they meet certain requirements to be eligible for continued vesting.

(8)	This column is based on the closing price of the Company’s common stock as of December 31, 2021 ($59.17).
2021 Option Exercises and Stock Vested Table
The following table sets forth information with respect to the exercise of stock options and vesting of stock awards for our named executive officers in 2021. The table presents the value realized upon such exercises based on the difference between the market price of the Company's common stock at exercise and the option exercise price.
Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jerrell W. Shelton	201,436	13,398,308
Robert Stefanovich	130,335	6,995,513
Mark W. Sawicki, Ph.D.	124,606	6,348,213
Executive Employment Arrangements
Jerrell W. Shelton
On March 15, 2022, the Company entered into an amendment to Mr. Shelton’s employment agreement (as amended from time-to-time, the “Shelton Agreement”) with respect to his employment as President and Chief Executive Officer of the Company, primarily to extend the term of such agreement until June 1, 2026.

The Shelton Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors, and Mr. Shelton’s annual base salary was increased from $660,000 to $745,000 effective May 1, 2021, and to $819,500 effective May 1, 2022. Mr. Shelton is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 100% of his annual base salary.

Mr. Shelton has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Shelton Agreement and for a period of eighteen months following the termination of the Shelton Agreement. The Shelton Agreement expires on June 1, 2026. Payments due to Mr. Shelton upon a termination of the Shelton Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Robert S. Stefanovich
On October 28, 2019, the Company entered into an employment agreement effective November 1, 2019 (the “Stefanovich Agreement”) with Mr. Robert S. Stefanovich with respect to his continued employment as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

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EXECUTIVE COMPENSATION

The Stefanovich Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company. Mr. Stefanovich’s annual base salary was increased from $400,000 to $460,000 in May 2021 and to $506,000 effective May 1, 2022. Mr. Stefanovich is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Mr. Stefanovich has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Stefanovich Agreement and for a period of eighteen (18) months following the termination of the Stefanovich Agreement. The Stefanovich Agreement has an initial term of three years. Payments due to Mr. Stefanovich upon a termination of the Stefanovich Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Mark W. Sawicki, Ph.D.
On March 15, 2022, the Company entered into an employment agreement (the “Sawicki Agreement”) with Dr. Sawicki with respect to his continued employment as Chief Scientific Officer of the Company and Chief Executive Officer of Cryoport Systems, LLC. Prior to entering into the Sawicki Agreement, Dr. Sawicki did not have a written employment agreement.

The Sawicki Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company. Dr. Sawicki’s annual base salary was increased from $400,000 to $460,000 in May 2021 and to $506,000 effective May 1, 2022. Dr. Sawicki is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. He is currently eligible for an incentive bonus under the Bonus Plan targeted at 60% of his annual base salary.

Dr. Sawicki has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Sawicki Agreement and for a period of eighteen (18) months following the termination of the Sawicki Agreement. The Sawicki Agreement has an initial term of three years. Payments due to Dr. Sawicki upon a termination of the Sawicki Agreement are described below under “Potential Payments On Termination Or Change in Control.”

Potential Payments on Termination or Change in Control
Pursuant to the Shelton Agreement, as amended, if Mr. Shelton terminates the Shelton Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for twenty-four (24) months following termination, payment of COBRA premiums for up to twenty-four (24) months following termination, and one half of unvested equity awards as of date of termination shall become fully vested; provided that if the termination date is within twelve months after a change in control of the Company, then all of the unvested equity awards as of such date will become fully vested. All base salary payments would be

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paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Stefanovich Agreement, if Mr. Stefanovich terminates the Stefanovich Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen (18) months following termination and payment of COBRA premiums for up to eighteen (18) months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

Pursuant to the Sawicki Agreement, if Mr. Sawicki terminates the Sawicki Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary for eighteen (18) months following termination and payment of COBRA premiums for up to eighteen (18) months following termination. All base salary payments would be paid over time in accordance with the Company’s general payroll practices.

The 2018 Plan, 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. and the 2011 Stock Incentive Plan and the Cryoport, Inc. each provide that if a “change in control” occurs, the Compensation Committee has the discretion to provide in the applicable option agreement that any outstanding awards shall become fully vested and exercisable.

The Company does not provide any additional payments to the named executive officers upon their resignation, termination, retirement, or upon a change of control.
Potential Payments on Termination or Change in Control
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if the NEO is terminated without cause or terminates for good reason on December 31, 2021. The amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price on December 31, 2021 ($59.17).
Name	Cash Severance	Benefit Continuation	Awards	Total
Jerrell Shelton	$1,490,000	$0(1)	5,437,482(2)	$6,927,482
Robert Stefanovich	$690,000	$21,096	$0	$711,096
Mark Sawicki	$690,000	$21,096	$0	$711,096
(1)	Mr. Shelton would not currently be eligible for COBRA because he is not currently enrolled in any benefit plans.
(2)
Represents the intrinsic value of accelerated equity awards, which would be one half of unvested equity awards as of date of termination. If Mr. Shelton is terminated without cause or terminates for good reason within twelve (12) months after a change in control, all of the unvested equity awards as of such date will become fully vested, which would have an intrinsic value of $10,874,965.

CEO Pay Ratio	To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees worldwide excluding the CEO, we identified the median
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employee as of December 31, 2021 using base salary, bonuses, commissions, and pension contributions as our consistently applied compensation measure; all foreign currencies were converted to U.S. dollars. We estimate that the median employee’s 2021 total compensation, as determined in the same manner as “Total Compensation” in The Summary Compensation Table, was $41,290. Mr. Shelton’s 2021 total compensation was $5,132,821, resulting in a pay ratio of approximately 124:1.

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation for non-employee directors is governed by the Company’s Compensation Committee. The following summarizes the non-employee director compensation plan in effect during the year ended December 31, 2021. In late 2020, the Compensation Committee reviewed the Company’s director compensation program with its independent compensation consultant (FW Cook). As a result of this review, on the recommendation of the Compensation Committee, the Board implemented the following updated policy in March 2021:

Annual Fees. Non-employee directors will be paid an annual cash retainer of $70,000. In addition, non-employee director chairing a Board committee will be paid the following amounts.

Chairperson/Lead Director	$25,000
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Science and Technology Committee	$24,000
Cash fees are paid on a quarterly basis.
Annual Grants. Each non-employee director will receive, annually: (i) an option grant to purchase shares of the Company’s common stock valued at $162,500, vesting ratably on a monthly basis over one (1) year, effective as of, with an exercise price equal to the closing price of the Company’s common stock on, the date of the Annual Meeting of Stockholders, provided that for 2021 the number of options for such grant was specified to equal 5,416 shares; and (ii) restricted stock rights to acquire shares of the Company’s common stock valued at $162,500, vesting one (1) year after the date of the Annual Meeting of Stockholders, provided that for 2021 the number of RSUs was specified to equal 2,708.
Sign-On Grants. Each newly appointed or elected non-employee director share receive as an inducement, (i) an option grant to purchase shares of the Company’s common stock valued at $200,000, vesting ratably on a monthly basis over three (3) years, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on, the date the directorship commences, provided that for 2021 the number of options for such grant was specified to equal 6,667 options; and (ii) restricted stock rights to acquire shares of the Company’s common stock valued at $200,000, vesting ratably on an annual basis over three (3) years, provided that for 2021 the number of RSUs was specified to equal 3,333. Upon joining the Board, new directors are also granted a pro-rated annual award (i.e., for portion of year served prior to next stockholder meeting), which shall vest in monthly increments until the next annual meeting.

All annual and sign-on option grants include a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) seven years; or (ii) three years after the date the director ceases to be a director of the Company.

Prior to March 2021, non-employee directors received the following compensation: (i) annual fees of $40,000, plus chairperson fees (in the same amounts described above),
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which would be paid on a quarterly basis, either (a) in cash, (b) in common stock, or (c) a combination of cash (33%) and common stock (66%), (ii) annual option grants to purchase 35,000 shares of the Company’s common stock, vesting ratably on a monthly basis over twelve months, effective as of, and with an exercise price equal to the closing price of the Company’s common stock on the date of the Annual Meeting, and (iii) newly appointed/elected directors received an inducement option grant to purchase 50,000 shares of the Company’s common stock, vesting ratably on a monthly basis over three years, effective as of, with an exercise price equal to the closing price of the Company’s common stock on the date the directorship commences. The value of common stock used to pay such fees would be calculated using the volume weighted average price of the Company’s common stock for the last five days of the trading month ending each quarter. All options included a provision that provides that if such director ceases to be a director, vested options shall lapse (to the extent not exercised) on the earlier of: (i) ten years; or (ii) three years after the date the director ceases to be a director of the Company.
Stock Ownership Guidelines.
Non-employee directors’ stock ownership guidelines are based on the value of common stock owned as a multiple of their annual retainers. The guidelines will be reviewed annually and revised upward as appropriate to keep pace with competitive and good governance practices.
Stock Ownership Multiple
Non-employee Directors	3x annual retainer
For purposes of determining stock ownership levels, the following forms of equity interests in the Company are included: shares owned outright by the individual and his or her immediate family members residing in the same household; shares held in trust for the benefit of the individual or his or her immediate family members residing in the same household; shares held by a partnership, limited partnership, limited liability company or corporation of which a non-employee director is a partner, officer, or employee; restricted stock and restricted stock units whether or not vested; and in-the-money value of shares underlying vested Company stock options. Ownership levels are expected to be achieved within five years of the guideline being applicable. If a non-employee director fails to comply with the Guidelines, the Compensation Committee may require such non-employee director to retain 100% of the after-tax value of all vested equity awards earned under the Company’s director compensation program until the guideline is achieved. As of the proxy record date, all non-employee directors were either in compliance with the guidelines or had additional time to achieve them.
The following table sets forth the director compensation of the non-employee directors of the Company during the year ended December 31, 2021.
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Richard Berman	107,500	153,192	163,794	—	424,486
Robert Hariri, M.D., Ph.D.	86,500	153,192	163,794	—	403,486
Ramkumar Mandalam, Ph.D.	72,500	153,192	163,794	—	389,486
Cryoport Inc	65	2022 Proxy Statement

DIRECTOR COMPENSATION
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Edward Zecchini	77,500	153,192	163,794	—	394,486
Daniel Hancock	52,500	164,692	163,794	—	380,986
Ram M. Jagannath(4)	61,000	—	—	—	61,000
Linda Baddour	54,167	365,805	387,172	—	807,144
(1)	Fees earned or paid in cash as shown in this schedule represent payments and accruals for directors’ services earned during the year ended December 31, 2021.
(2)
This column represents the grant date fair value of (i) stock issued in lieu of cash fees under our prior policy and issued to Daniel Hancock, and (ii) RSUs granted in 2021. As of December 31, 2021: Mr. Berman held unvested RSU’s to purchase 2,708 shares of the Company’s common stock; Dr. Hariri held unvested RSU’s to purchase 2,708 shares of the Company’s common stock; Dr. Mandalam held unvested RSU’s to purchase 2,708 shares of the Company’s common stock; Mr. Zecchini held unvested RSU’s to purchase 2,708 shares of the Company’s common stock; Mr. Hancock held unvested RSU’s to purchase 2,708 shares of the Company’s common stock and Ms. Baddour held unvested RSU’s to purchase 6,041 shares of the Company’s common stock.

(3)
This column represents the total grant date fair value of all stock options granted during the year ended December 31, 2021. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made, refer to Note 2 “Summary of Significant Accounting Policies” in the consolidated financial statements included in the 2021 Annual Report. As of December 31, 2021: Mr. Berman held unexercised options to purchase 29,550 shares of the Company’s common stock; Dr. Hariri held unexercised options to purchase 195,416 shares of the Company’s common stock; Dr. Mandalam held unexercised options to purchase 252,918 shares of the Company’s common stock; Mr. Zecchini held unexercised options to purchase 220,416 shares of the Company’s common stock; Mr. Hancock held unexercised options to purchase 70,416 shares of the Company’s common stock and Ms. Baddour held unexercised option to purchase 12,766 shares of the Company’s common stock.

(4)	Ram M. Jagannath waived his right to receive any equity compensation that he is entitled to as a director of the Company to the extent such compensation cannot be paid in cash.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 31, 2021 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Number of securities remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	6,231,688	$15.10	7,013,501
Equity compensation plans not approved by stockholders(1)	796,253	$5.06	N/A
Total	7,027,941	$13.97	7,013,501
(1)
From November 5, 2012 through May 7, 2015, options were granted to employees outside of an option plan of which Mr. Shelton has 768,769 shares outstanding and Mr. Stefanovich has 27,484 shares outstanding at December 31, 2021.

Cryoport Inc	66	2022 Proxy Statement

Certain Relationships and Related Transactions
Since January 1, 2021, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed $120,000 and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:
•
In connection with the Company’s acquisition of the MVE cryobiological storage business of Chart Industries, Inc., on August 24, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) (“Blackstone Freeze Parent”), to issue and sell at closing (the “Private Placement”) for an aggregate purchase price of $275,000,000: (i) 250,000 shares of a newly designated Series C Preferred Stock at a price of $1,000 per share for $250,000,000, and (ii) 675,536 shares of the Company’s common stock for $25,000,000, and prior to the closing of the Private Placement, Blackstone Tactical Opportunities Fund - FD L.P. (“BTO FD” and together with Blackstone Freeze Parent, the “Purchasers”) assumed a portion of Blackstone Freeze Parent’s obligations thereunder. The Company paid the Purchasers $1,000,000 as reimbursement for transactional expenses incurred in connection with the Private Placement at the transaction closing date.

On February 5, 2021, the Purchasers converted an aggregate of 50,000 shares of Series C Preferred Stock, which resulted in the issuance of an aggregate of 1,312,860 shares of the Company’s common stock to the Purchasers. In connection with the conversion, the Company also agreed to waive its right under the certificate of designations of the Series C Preferred Stock to redeem up to 50,000 shares of the Series C Preferred Stock prior to the 180-day anniversary of October 1, 2020, the issue date of the Series C Preferred Stock.
Pursuant to the Securities Purchase Agreement, for so long as the Purchaser Parties hold 66.67% of the Series C Preferred Stock issued to them under the Securities Purchase Agreement, Blackstone Freeze Parent will have the right to nominate for election one member to the Board. Blackstone Freeze Parent has designated Ram M. Jagannath as its nominee, and Mr. Jagannath was appointed to the Board on October 1, 2020.
Additionally, for so long as Blackstone Freeze Parent has the right to nominate a director for election to the Board, the Purchasers have agreed to vote all of the shares of Series C Preferred Stock and shares of common stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of common stock owned by the Purchasers (i) in favor of each director nominated or recommended by the Board for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Compensation Committee of the Board (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.
Cryoport Inc	67	2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In connection with the Private Placement, the Company entered into a registration rights agreement with Blackstone Freeze Parent, which granted certain customary registration rights with respect to the Series C Preferred Stock, the common stock issuable upon conversion thereof and the common stock issued in the Private Placement. Pursuant to these rights, on December 15, 2020, the Company filed a Registration Statement on Form S-3 with the SEC to register for resale such securities.
As of the Record Date, the Purchasers held (i) 453,396 shares of the Company’s common stock and (ii) 200,000 shares of Series C Preferred Stock, which were convertible into 5,479,190 shares of the Company’s common stock. For additional information regarding the Securities Purchase Agreement and the Series C Preferred Stock, see the Company’s Current Reports on Form 8-K filed with the SEC on August 25, 2020 and October 1, 2020.
The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404(a) of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. We enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.
Cryoport Inc	68	2022 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely on a review of such reports filed electronically with the SEC, the Company believes that during 2021, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except for two Form 4s that were filed by Linda Baddour reporting three transactions, one Form 4 that was filed by Richard Berman reporting two transactions, one Form 4 that was filed by Daniel Hancock reporting two transactions, one Form 4 that was filed by Robert Hariri reporting two transactions, one Form 4 that was filed by Ramkumar Mandalam reporting two transactions, one Form 4 that was filed by Edward Zecchini reporting two transactions, and one Form 4 that was filed by Jerrell Shelton reporting ten transactions.
Cryoport Inc	69	2022 Proxy Statement

Stockholder Proposals for Next Annual Meeting
For inclusion in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8 under the Exchange Act, must be received by the Secretary at the Company’s corporate headquarters at 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027 on or before November 18, 2022. However, in the event that the Company holds its 2023 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2022 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.
The Company’s Amended and Restated Bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director at the 2023 Annual Meeting or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at the 2023 Annual Meeting, must be submitted in writing and received by the Secretary at the Company’s corporate headquarters no earlier than December 30, 2022 and no later than January 29, 2023. Any notice received prior December 30, 2022 and no later than January 29, 2023 is untimely.
However, if the 2023 Annual Meeting is convened more than 60 days prior to or delayed by more than 30 days after the one-year anniversary of the 2022 Annual Meeting, notice by the stockholder of record to be timely must be so received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting and not later than the close of business on the later of (i) the 90th day before the 2023 Annual Meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.
Please refer to the advance notice provisions of the Company’s Amended and Restated Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet Company’s Amended and Restated Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Cryoport Inc	70	2022 Proxy Statement

Other Matters
Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.
Cryoport Inc	71	2022 Proxy Statement

Householding
A copy of the 2021 Annual Report will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to Cryoport, Inc., ATTN: Secretary, 112 Westwood Place, Suite 350, Brentwood, Tennessee 37027.
By Order of the Board of Directors
/s/ Jerrell W. Shelton
Chairman, President and Chief Executive Officer
Cryoport Inc	72	2022 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

CRYOPORT, INC.
ATTN: ROBERT STEFANVICH
112 WESTWOOD PLACE, SUITE 350
BRENTWOOD, TN 37027

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CYRX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69428-P67235

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRYOPORT, INC.

	For All	Withhold All	For All Except
1. To elect eight directors;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Linda Baddour
02) Richard Berman
03) Daniel Hancock
04) Robert Hariri, M.D., Ph.D.
05) Ram M. Jagannath
06) Ramkumar Mandalam, Ph.D.
07) Jerrell W. Shelton
08) Edward Zecchini

The Board of Directors recommends you vote "FOR" the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D69429-P67235

CRYOPORT, INC.
Annual Meeting of Shareholders
April 29, 2022 10:00 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jerrell W. Shelton, Robert S. Stefanovich and Tony Ippolito, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of CRYOPORT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM CDT on April 29, 2022, at www.virtualshareholdermeeting.com/CYRX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side